FEEDSTOCK AGREEMENT



THIS  FEEDSTOCK  AGREEMENT  (herein called the "Agreement") is entered into  effective  as of July 1,  1997  (the  "Effective  Date"),  among

Melamine  Chemicals,   Inc.   (herein   called   "MCI"),   a  Delaware

corporation,  having  its  principal  place of business and office  at

Donaldsonville, Louisiana, Triad Nitrogen, Inc. (herein called "TNI"),

a Delaware corporation, having its principal  place  of  business  and

office   at   Donaldsonville,   Louisiana,  and  Mississippi  Chemical

Corporation (herein called "Guarantor"),  a  Mississippi  corporation,

having  its  principal  place  of  business and office at Yazoo  City,

Mississippi, as an intervenor.



                             WITNESSETH:



1.   Definitions.   As  used in this Agreement,  the  following  terms

     shall have the meanings set forth below:



     a.   "Affiliate" shall mean any person, partnership, corporation,

          limited liability  company,  association  or other entity or organization  that controls, is controlled by  or  is  under

          common  control   with   a  specified  person,  partnership,

          corporation, limited liability company, association or other entity or organization.  For  purposes  of  this definition,

          "control" shall mean the power, whether direct  or indirect,

          and  whether  by  exercise  of  voting power or contract  or otherwise, to direct the management  policies  and decisions of another entity or organization.



     b.   "Anhydrous Ammonia" shall mean anhydrous ammonia meeting the specifications set forth in Exhibit A hereto, which  is made a part hereof by reference.



     c.   "Anhydrous   Ammonia  Equivalent"  shall  mean  a  substance

          contained in the melamine carbamate recycle which is similar in  composition  to  Anhydrous  Ammonia  but  has  not  been separated  out of such melamine carbamate recycle at time of delivery hereunder by MCI to TNI.



     d.   "Carbamate"  shall  have  the  meaning  set forth in Section

          3.c.(1) hereof.



     e.   "Contract Year" shall mean twelve (12) consecutive  calendar

          months   commencing  on  July  1  and  ending  on  the  next

          succeeding June 30; provided, however, a Contract Year shall end on the  day  immediately  preceding  the  TNI Urea Plant

          Expansion   Date  (as  hereafter  defined),  and  succeeding

          Contract Years during the term hereof shall begin on the TNI

          Urea Plant Expansion Date and on each anniversary of the TNI

          Urea Plant Expansion Date.



     f.   "Facility Charge"  shall  have  the  meaning  set  forth  in

          Section 5 hereof.



     g.   "Lease" shall mean that certain Site Lease Agreement between

          TNI  and  MCI  effective  as  of  July  1, 1997, as amended,

          modified, supplemented or restated from time to time.



     h.   "Material Breach" shall mean a breach by  any  party  of  an obligation  under this Agreement in consequence of which the objectives of  this  Agreement  are  no  longer  being  met.

          Without  limiting  the  generality  of  the  foregoing,  the parties  agree  that  any  deliberate  refusal to deliver or purchase product in accordance with the terms and conditions of this Agreement  shall constitute a Material Breach.



     i.   "M-I Facility" shall mean the melamine plant  constituting a part  of  the  MCI  Plant which produces melamine through  a continuous  chemical  process  that  heats  urea  under  low pressure in the presence  of a catalyst and which produces a by-product liquid Carbamate  meeting  the specifications set forth in Exhibit C hereto.



     j.   "MCCLP" shall mean Mississippi Chemical  Company,  L.P.,  an

          Affiliate (under common control) of TNI.



     k.   "MCI  Plant"  shall  mean, collectively, the melamine plants and  related  facilities  operated  by  MCI  on  the  leased

          premises  located   at   Donaldsonville,  Ascension  Parish,

          Louisiana more fully described  in  the Lease, together with any later additions (including the MCI  Plant  Expansion, if undertaken) or modifications thereto.



     l.   "MCI  Plant  Expansion" shall mean an expansion of  the  MCI

          Plant to include a new melamine plant.



     m.   "MCI Plant Expansion  Date"  shall  mean the date upon which

          MCI notifies TNI that the MCI Plant Expansion  (if  any)  is complete  and  operational or, at TNI's option, a later date that is no later than the second anniversary date of the MCI

          Plant Expansion Notice.



     n.   "MCI Plant Expansion  Notice" shall mean a written notice by

          MCI to TNI of MCI's intention  to  undertake  the  MCI Plant

          Expansion,  which  notice  shall set forth (i) the estimated date (which shall be no sooner  than  two  (2)  years and no later than three (3) years after issuance of the  MCI  Plant

          Expansion  Notice)  that  the  MCI  Plant  Expansion will be complete and operational, (ii) MCI's reasonable,  good-faith

          estimate   of   the   increase   (number  of  Tons)  in  its

          requirements  of  Urea Melt per twelve-month  Contract  Year after the MCI Plant  Expansion  is complete and operational,

          as compared to the maximum quantity of Urea Melt that TNI is obligated  to  sell  to  MCI (pursuant  to  Section  3.a.(1)

          hereof) during the Contact  Year  within which the MCI Plant

          Expansion Notice is given, and (iii)  the  volume of and all specifications  applicable to the off-gases to  be  produced from the MCI Plant,  to the extent they would be relevant to a determination by TNI as to whether to accept the return of such off-gases.



     o.   "Month" shall mean a calendar month.



     p.   "Post-Expansion  Urea  Supply  Obligation"  shall  have  the meaning set forth in Section 3.a.(2) hereof.



     q.   "Submission  Date" shall  have  the  meaning  set  forth  in

          Section 13.e.(2) hereof.



     r.   "TNI Anhydrous  Ammonia  Price,"  with respect to each Month during the term hereof, shall be the  weighted average price per  Ton,  excluding all taxes reflected  therein,  that  is received on  all  sales of Anhydrous Ammonia produced by TNI and  sold  FOB  Donaldsonville,  Louisiana,  to  persons  or entities other than  MCI  and  the  Affiliates  of TNI.  The parties acknowledge that, as of the Effective Date, MCCLP is

          the   party   to   whom   TNI  sells  and  intends  to  sell

          substantially all of the Anhydrous  Ammonia  produced by TNI at  Donaldsonville,  Louisiana.  MCCLP in turn markets  such

          Anhydrous Ammonia to third  parties.  Therefore, starting on the Effective Date, the TNI Anhydrous Ammonia Price for each

          Month shall be the weighted average price per Ton, excluding all taxes reflected therein,  that  MCCLP receives on all of its Anhydrous Ammonia sales, FOB Donaldsonville,  Louisiana,

          during the six (6) Months immediately preceding such  Month,

          excluding   (i) sales   to   MCI   and  TNI  Affiliates  and

          (ii) intracompany transfers.  If TNI  should  cease  to sell substantially  all of the Anhydrous Ammonia produced by  TNI at Donaldsonville,  Louisiana  to  MCCLP,  and instead sells such Anhydrous Ammonia to another Affiliate  for  re-sale to third parties, then such Affiliate shall be substituted  for

          MCCLP  as  of  the  date  of such change for purposes of the

          foregoing  calculation.   If   TNI   should  cease  to  sell

          substantially all of the Anhydrous Ammonia  produced  by TNI at  Donaldsonville, Louisiana to MCCLP or another Affiliate,

          and instead  begins  selling such Anhydrous Ammonia directly to  unaffiliated  third  parties,  then  the  TNI  Anhydrous

          Ammonia Price, with  respect  to each Month after TNI ceases to sell substantially all of the  Anhydrous Ammonia produced by  TNI at Donaldsonville, Louisiana  to  MCCLP  or  another

          Affiliate,  shall  be  the  weighted  average price per Ton,

          excluding all taxes reflected therein, that TNI (or MCCLP or the other relevant Affiliate, with respect  to  prior Months

          during   which   MCCLP   or   another   Affiliate  purchased

          substantially all of the Anhydrous Ammonia  produced  by TNI for  re-sale to unaffiliated third parties) receives on  all

          of  its   Anhydrous   Ammonia   sales,  FOB  Donaldsonville,

          Louisiana  during the six (6) Months  immediately  preceding

          such  Month,   excluding  (i) sales  to  MCI  and  to  TNI's

          Affiliates  and (ii) intracompany  transfers.   If  for  any

          reason  the  parties  cannot  determine  the  TNI  Anhydrous

          Ammonia Price  by  the  method set forth above, or if at any time  after the second Contract  Year,  either  party  shall reasonably  determine that the then-applicable TNI Anhydrous

          Ammonia Price  differs  by  more than ten percent (10%) from the  average  prevailing  spot  market  price  of  Anhydrous

          Ammonia produced and sold in the  Gulf  region of the United

          States during the six (6) Months immediately  preceding  the

          Month  when such determination is made, then such party may,

          by written  notice to the other party, request an adjustment in or substitute  methodology for the calculation of the TNI

          Anhydrous Ammonia Price.   Authorized representatives of the

          parties shall, within thirty  (30) days after either party's issuance  of such written notice,  meet  in  good  faith  to

          negotiate  a   mutually   satisfactory   adjustment  in,  or

          substitute  methodology  for,  the calculation  of  the  TNI

          Anhydrous Ammonia Price.  If, within  forty-five  (45)  days after  the parties' first meeting to discuss such issue, the parties  are  unable  to  agree  upon an alternate method of calculating  the  TNI  Anhydrous  Ammonia  Price,  then  the

          Parties  shall submit such determination  to  the  alternate dispute resolution  procedures  set  forth  in  Section 13.e hereof  (except that the negotiations described above  shall substitute  for the negotiations and mediations described in

          Sections 13.e.(1),  (2)  and  (3)),  which alternate dispute

          resolution   procedures  will  determine  the   method   for

          calculating the TNI Anhydrous Ammonia Price.



     s.   "TNI Urea Plant"  shall  mean the urea plant operated by TNI located  at  Donaldsonville,  Ascension  Parish,  Louisiana,

          together with  any  later  additions (including the TNI Urea

          Plant Expansion, if undertaken) or modifications thereto.



     t.   "TNI Urea Plant Expansion" means  the  expansion  of the TNI

          Urea Plant that may be undertaken by TNI in connection  with its  obligation  (subject  to  any  and all restrictions and limitations herein set forth) to sell and deliver to MCI its increased requirements of Urea Melt in  response  to  a  MCI

          Plant Expansion.



     u.   "TNI  Urea  Plant Expansion Date" shall mean the earlier of:

          (i) the first  date  that  both  (x) the MCI Plant Expansion

          Date shall have occurred and (y) TNI shall have notified MCI

          that  the  TNI  Urea  Plant  Expansion   is   complete   and

          operational;  or  (ii)  the  first  date  that  both (A) the estimated date for completion of the MCI Plant Expansion (as set  forth  in  the  MCI Plant Expansion Notice) shall  have elapsed (regardless of  whether  the  MCI Plant Expansion is complete on such date) and (B) ninety (90)  days  shall have elapsed since the date of written notice by TNI to  MCI that the  TNI  Urea  Plant Expansion is complete and operational.

          If the earlier of  (i)  or  (ii)  above  shall  occur  on  a

          February 29, then the TNI Urea Plant Expansion Date shall be the next day (March 1).



     v.   "TNI Urea Price," with respect to each Month during the term hereof,  shall  be  the  weighted  average  price  per  Ton,

          excluding  all  taxes reflected therein, that is received on all sales of bulk prilled, granular or melt urea produced by

          TNI and sold FOB  Donaldsonville,  Louisiana,  to persons or

          entities  other  than  MCI  and the Affiliates of TNI.   The

          parties acknowledge that, as  of  the Effective Date, MCCLP,

          an Affiliate (under common control)  of TNI, is the party to whom TNI sells and intends to sell substantially  all of the prilled,  granular and/or melt urea produced by TNI  at  the

          TNI Urea Plant.   MCCLP  in  turn markets such bulk prilled,

          granular  and/or  melt  urea to third  parties.   Therefore,

          starting on the Effective  Date, the TNI Urea Price for each

          Month shall be the weighted average price per Ton, excluding all taxes reflected therein,  that  MCCLP receives on all of its  bulk  prilled,  granular and/or melt  urea  sales,  FOB

          Donaldsonville,  Louisiana,   during   the  six  (6)  Months

          immediately preceding such Month, excluding (i) sales to MCI and TNI Affiliates, and (ii) intracompany transfers.  If TNI should  cease  to  sell  substantially all of  the  prilled,

          granular and/or melt urea  produced  by  TNI at the TNI Urea

          Plant  to  MCCLP,  and instead sells such prilled,  granular and/or melt urea to  another  Affiliate for re-sale to third parties, then such Affiliate shall  be substituted for MCCLP as of the date of such change for purposes  of the foregoing calculation.  If TNI should cease to sell substantially  all of the prilled, granular and/or melt urea produced by TNI at the  TNI  Urea  Plant  to  MCCLP  or  another Affiliate, and instead  begins selling such urea directly  to  unaffiliated third parties, then the TNI Urea Price, with respect to each

          Month after TNI ceases to sell substantially all of the urea produced by  TNI  at  the TNI Urea Plant to MCCLP or another

          Affiliate, shall be the  weighted  average  price  per  Ton,

          excluding all taxes reflected therein, that TNI (or MCCLP or the  other  relevant Affiliate, with respect to prior Months

          during  which   MCCLP   or   another   Affiliate   purchased

          substantially all of the prilled, granular and/or melt  urea produced  by  TNI for re-sale to unaffiliated third parties)

          receives on all  bulk,  prilled,  granular  and/or melt urea sales,  FOB Donaldsonville, Louisiana, during  the  six  (6)

          Months immediately preceding such Month, excluding (i) sales to  MCI  and  to  TNI's  Affiliates,  and  (ii) intracompany

          transfers.   If  for any reason the parties cannot determine

          the TNI Urea Price  by  the method set forth above, or if at any time after the second  Contract  Year either party shall reasonably determine that the then-applicable TNI Urea Price differs  by  more than ten percent (10%)  from  the  average prevailing spot  market  price  of  prilled  (or  other urea form(s) being produced by TNI) urea produced and sold in the

          Gulf  region of the United States during the six (6)  Months immediately  preceding  the Month when such determination is made, then such party may,  by  written  notice to the other party,  request  an adjustment in or substitute  methodology

          for the calculation  of  the  TNI  Urea  Price.   Authorized

          representatives  of  the  parties shall, within thirty  (30)

          days after either party's issuance  of  such written notice,

          meet  in  good  faith  to negotiate a mutually  satisfactory

          adjustment   in,   or  substitute   methodology   for,   the

          calculation of the TNI  Urea  Price.   If, within forty-five

          (45) days after the parties' first meeting  to  discuss such issue,  the  parties  are  unable to agree upon an alternate method of calculating the TNI  Urea  Price, then the Parties shall  submit  such determination to the  alternate  dispute resolution procedures  set  forth  in  Section  13.e  hereof

          (except   that   the   negotiations  described  above  shall

          substitute for the negotiations  and mediations described in

          Sections  13.e.(1),  (2) and (3)), which  alternate  dispute

          resolution  procedures   will   determine   the  method  for

          calculating the TNI Urea Price.



     w.   "TNI's   Plant   Expansion  Cost  Estimate"  shall  mean   a

          reasonable, good-faith  estimate by TNI of the total capital cost of the TNI Urea Plant Expansion, (including capitalized interest prior to the TNI  Urea  Plant Expansion Date at the prime  rate as posted from time to  time  by  Citibank,  New

          York, New York) based upon the assumption that the TNI Plant

          Expansion   would   be   sized   for  the  sole  purpose  of

          accommodating MCI's increased requirements  for Urea Melt as

          set  forth in the MCI Plant Expansion Notice.   The  parties

          agree  that  TNI's  Plant  Expansion  Cost Estimate shall be binding  and non-adjustable for the purpose  of  calculating the Facility  Charge  pursuant to Section 5 hereof; however,

          TNI's Plant Expansion Cost  Estimate  shall  not  limit  the actual size of the TNI Urea Plant Expansion (it being agreed that  TNI  may  undertake  the  TNI  Urea Plant Expansion to increase its urea output beyond that necessary to meet MCI's additional requirements, so long as the  incremental cost of such a larger plant expansion is not passed  to  MCI through the Facility Charge).



     x.   "Ton" shall mean a net ton of two thousand (2,000) pounds.



     y.   "Urea  Melt"  shall  mean  industrial grade urea melt  which meets the specifications set  forth  in  Exhibit  B  hereto,

          which is made a part hereof by reference.



2.   Term.  This Agreement shall be effective as of the Effective Date and  shall  remain in full force and effect for a term of twenty-

     eight (28) years  which  shall  expire  on  June  30,  2025. This

     Agreement  shall  supersede  and  take  the place of that certain

     Feedstock  Agreement dated April 30, 1987,  as  amended,  between

     Melamine Chemicals,  Inc.,  and  TNI (as successor in interest to

     First  Mississippi  Corporation),  which   agreement   is  hereby

     canceled and terminated as of the Effective Date.



3.   Quantity.  Quantities expressed herein for Contract Years of less than three hundred sixty-five (365) days shall be proportionately reduced.



     a.   Urea Melt



          (1)  Prior  to  the MCI Plant Expansion Date, TNI agrees  to sell and deliver to MCI, and MCI agrees to purchase and

               receive from  TNI,  all  of  MCI's requirements of Urea

               Melt for use in the MCI Plant  up  to  two  hundred ten

               thousand (210,000) Tons of Urea Melt per Contract Year;

               provided,  however, after the third Contract Year,  the

               figure two hundred  ten  thousand  (210,000)  shall  be

               reduced to a figure equal to the number of Tons of Urea

               Melt  that  MCI purchased from TNI hereunder during the

               prior Contract  Year  during  which  MCI  purchased the

               largest quantity of Urea Melt, if such figure  is  less

               than  two  hundred  ten thousand (210,000) Tons, unless

               MCI provides written  notice  to TNI within thirty (30)

               days  after  the end of the third  Contract  Year  that

               MCI's requirements  for Urea Melt (as reasonably and in

               good faith determined  by  MCI)  in the fourth Contract

               Year will exceed such figure, in which  case:  (i)  TNI

               shall supply MCI's requirements for the fourth Contract

               Year  up  to  the  lesser  of (x) MCI's estimate of its

               requirements of Urea Melt for  the fourth Contract Year

               as set forth in MCI's written notice or (y) two hundred

               ten thousand (210,000) Tons; and,  thereafter, (ii) the

               figure  two  hundred  ten thousand (210,000)  shall  be

               reduced to the number of  Tons  of  Urea  Melt that MCI

               purchased during the prior Contract Year (including the

               fourth  Contract  Year) during which MCI purchased  the

               largest quantity of  Urea  Melt, if such figure is less

               than  two hundred ten thousand  (210,000)  Tons.   This

               Section  3.a.(1) shall not apply from and after the MCI

               Plant Expansion  Date, and the calculation set forth in

               this Section 3.a.(1)  is  expressly made subject to the

               provisions of Section 3.a.(7) below.



          (2)  MCI is evaluating whether to  undertake  the  MCI Plant

               Expansion  (which,  if  undertaken, could increase  the

               total requirements for Urea Melt at the MCI Plant to as

               much as three hundred fifteen  thousand  (315,000) Tons

               per Contract Year).  If, at any time prior  to  the end

               of the fifth Contract Year, MCI decides to proceed with

               the  MCI  Plant  Expansion,  it  shall give TNI the MCI

               Plant Expansion Notice.  TNI shall,  within one hundred

               eighty  (180)  days following its receipt  of  the  MCI

               Plant Expansion Notice, give MCI written notice setting

               forth one of the  following  elections:   (i)  that TNI

               will sell and deliver to MCI all of its requirements of

               Urea  Melt  for  use  in  the MCI Plant up to an annual

               quantity not to exceed the  Post-Expansion  Urea Supply

               Obligation    (as    hereinafter    defined),   without

               undertaking  a  TNI Plant Expansion; or  (ii) that  TNI

               will sell and deliver  to MCI all of MCI's requirements

               of Urea Melt for use in  the MCI Plant up to a quantity

               per Contract Year not to exceed the Post-Expansion Urea

               Supply Obligation (as hereinafter defined), and that in

               connection with TNI's obligation  to  sell  and deliver

               such increased requirements, TNI will undertake the TNI

               Urea   Plant  Expansion.   Such  notice  by  TNI  shall

               include:  (w) TNI's calculation of the applicable Post-

               Expansion Urea  Supply  Obligation  (number of Tons) in

               accordance with the definition thereof  set forth below

               (including  any  fluctuations  over  time  due  to  the

               existence  of third-party urea sale contracts);  (x) if

               TNI is undertaking  the  TNI  Urea Plant Expansion, the

               estimated date that the TNI Urea  Plant  Expansion will

               be complete and operational (which shall not be earlier

               than ninety (90) days prior to the estimated  date  for

               completion  of  the MCI Plant Expansion as set forth in

               the  MCI  Plant  Expansion  Notice);  (y)  TNI's  Plant

               Expansion Cost Estimate;  and (z) if TNI is undertaking

               the  TNI Urea Plant Expansion,  TNI's  decision  as  to

               whether it will accept none, all or a specified portion

               of the  off-gases from the MCI Plant from and after the

               date of the  TNI  Urea Plant Expansion (subject to such

               off-gases meeting  the  specifications contained in the

               MCI Plant Expansion Notice).    MCI  shall  have thirty

               (30)  days  following its receipt of TNI's response  to

               the MCI Plant  Expansion  Notice within which to revoke

               the MCI Plant Expansion Notice  by  written  notice  to

               TNI.   If  MCI  revokes the MCI Plant Expansion Notice:

               (A) MCI shall have  no  obligation to undertake the MCI

               Plant Expansion, or to increase  its  requirements  for

               Urea  Melt  for use in the MCI Plant; and (B) TNI shall

               have no obligation  to  undertake  the  TNI  Urea Plant

               Expansion, and there shall be no increase in TNI's Urea

               Melt supply obligation beyond that set forth in Section

               3.a.(1)  above.   If MCI does not revoke the MCI  Plant

               Expansion Notice, and  TNI  has elected in its response

               to the MCI Plant Expansion Notice  not  to  accept  the

               return  of  all  of  the  off-gases  from the MCI Plant

               Expansion, then MCI, as lessee under the  Lease,  shall

               be entitled to construct and operate facilities on  the

               leased  premises  to  convert the off-gases produced by

               the MCI Plant Expansion  which  TNI  declines to accept

               into Anhydrous Ammonia or into quantities of urea which

               are   no   greater   than  .45  times  the  Urea   Melt

               requirements of the MCI  Plant  Expansion for MCI's own

               consumption,  provided that MCI commences  construction

               of  such  facilities  within  one  (1)  year  of  TNI's

               response.   TNI's  consent  to  the  use  of the leased

               premises  for such purposes shall be binding  upon  all

               successor landlords  under  the Lease and shall survive

               the termination of this Agreement.

                    As  used  herein,  the term  "Post-Expansion  Urea

               Supply Obligation" shall  mean  a quantity of Urea Melt

               equal to the lesser of: (i) the sum  of (x) the maximum

               quantity of Urea Melt that TNI is obligated  to sell to

               MCI  pursuant  to  Section  3.a.(1)  hereof during  the

               Contract  Year  during  which  the MCI Plant  Expansion

               Notice  is  given  plus  (y)  the  estimate   of  MCI's

               increased requirements of Urea Melt as contained in the

               MCI  Plant  Expansion  Notice;  or  (ii)  three hundred

               fifteen thousand (315,000) Tons; provided,  that if TNI

               elects not to undertake the TNI Urea Plant Expansion or

               is  unable  to  complete  the TNI Urea Plant Expansion,

               then the Post-Expansion Urea  Supply  Obligation may be

               reduced by TNI, but only if and to the extent necessary

               due to contracts between TNI or Affiliates  of  TNI and

               third  parties for the sale of all forms of urea (i.e.,

               prilled,  granular  and liquid) by TNI or Affiliates of

               TNI in effect on the  date  of  the MCI Plant Expansion

               Notice, and then only for the remaining  term  of  such

               contracts,   including   any  renewals  and  extensions

               exercisable (and ultimately  exercised)  at the buyer's

               option thereunder.  Furthermore, such reduction must be

               set forth in TNI's response to the MCI Plant  Expansion

               Notice;   otherwise,   the  existence  of  third  party

               contracts   shall  not  be  taken   into   account   in

               establishing    TNI's    Post-Expansion   Urea   Supply

               Obligation.   If  MCI does not  revoke  the  MCI  Plant

               Expansion Notice as  aforesaid,  then  with  respect to

               each Contract Year after the MCI Plant Expansion  Date,

               TNI shall be obligated to sell and deliver to MCI,  and

               MCI  shall  be  obligated  to purchase and receive from

               TNI, all of MCI's requirements  of Urea Melt for use in

               the  MCI  Plant  up to the Post-Expansion  Urea  Supply

               Obligation; provided,  however,  that  if the MCI Plant

               Expansion Date does not occur within three  years after

               the MCI Plant Expansion Notice, then TNI shall,  at its

               option,  be  released  from  its obligations under this

               Section 3.a.(2), unless MCI reasonably  demonstrates to

               TNI,  on  or  before the third anniversary of  the  MCI

               Plant Expansion  Notice,  that  MCI has undertaken, and

               will continue to undertake, all reasonable,  good-faith

               efforts  to  achieve  the  MCI  Plant  Expansion  Date.

               Within  thirty  (30)  days  after  MCI's receipt of any

               written request by TNI (which request shall not be made

               prior to the third anniversary date  of  the  MCI Plant

               Expansion Notice), MCI shall submit to TNI the  opinion

               of  an  engineering  or construction firm of recognized

               standing  that the MCI  Plant  Expansion  Date  can  be

               achieved within  five  (5)  years  after  the MCI Plant

               Expansion  Notice.   If  either:   (i) the  MCI   Plant

               Expansion  Date  does  not occur within three (3) years

               after the MCI Plant Expansion  Notice, and MCI fails to

               provide  TNI  with the reasonable  assurances  required

               above regarding  MCI's ability to achieve the MCI Plant

               Expansion Date within  five  (5)  years  after  the MCI

               Plant  Expansion  Notice;  or (ii) notwithstanding such

               assurances,  MCI  fails  to  achieve   the   MCI  Plant

               Expansion  Date  within  five  (5) years after the  MCI

               Plant Expansion Notice, then TNI  may  redesignate,  in

               its   sole  discretion,  the  maximum  quantity  (which

               quantity shall not be less than the maximum quantity of

               Urea Melt  that  TNI  was  obligated  to  sell  to  MCI

               pursuant  to  this  Agreement  during  the  immediately

               preceding Contract Year) of Urea Melt that TNI shall be

               obligated  to  sell  and  deliver  to  MCI  during each

               Contract Year thereafter.

                    If both the MCI Plant Expansion and the  TNI  Urea

               Plant  Expansion  are undertaken, the parties shall, to

               the   maximum  extent   practicable,   coordinate   the

               completion  dates  of  their respective expansions.  If

               the TNI Urea Plant Expansion  is undertaken, but is not

               complete  and  operational by the  estimated  date  set

               forth in TNI's response  to  the  MCI  Plant  Expansion

               Notice,  then  the provisions of Section 3.a.(4)  shall

               apply during the period of time between TNI's estimated

               completion date  and  the  date that the TNI Urea Plant

               Expansion is complete and operational.  If the TNI Urea

               Plant Expansion is not completed within three (3) years

               after  the later of (A) the estimated  completion  date

               for the  TNI  Urea  Plant  Expansion set forth in TNI's

               response to the MCI Plant Expansion  Notice  or (B) the

               MCI Plant Expansion Date, then MCI, as lessee under the

               Lease,  shall be permitted to construct and operate  on

               the leased  premises, as described therein, a Urea Melt

               plant having  an annual production capacity which is no

               greater than that  necessary  to  cover  the  shortfall

               created by such situation, and TNI's consent to the use

               of  the  leased  premises  for  such purposes shall  be

               binding upon all successor landlords  under  the  Lease

               and  shall  survive  the termination of this Agreement.

               If MCI begins construction  of  a  Urea  Melt  plant in

               accordance with the foregoing sentence, then TNI  shall

               waive the entire Facility Charge.

                    The Facility Charge set forth in Section 5 hereof,

               and  the  rights  set  forth in this Section 3.a.(2) in

               favor of TNI, shall constitute  the  sole and exclusive

               remedies available to TNI with respect  to  any failure

               by MCI to timely complete the MCI Plant Expansion,  all

               other   remedies   or   damages  hereby  being  waived;

               likewise, the rights set  forth in this Section 3.a.(2)

               in favor of MCI shall constitute the sole and exclusive

               remedies available to MCI with  respect  to any failure

               by TNI to timely complete the TNI Urea Plant Expansion,

               all other remedies or damages hereby being waived.



          (3)  Notwithstanding anything herein to the contrary  except the provisions of Section 3.a.(7) below (to which  this

               Section  3.a.(3)  is expressly made subject):  (i) with

               respect to each Contract Year, after the third Contract

               Year of the term hereof,  occurring  prior  to  the MCI

               Plant  Expansion  Date (provided, however, that if  MCI

               gives the notice referenced  in  Section  3.a.(1), then

               this  subsection  (i)  shall not apply until after  the

               fourth Contract Year), TNI  shall  not  be obligated to

               deliver to MCI during any such Contract Year a quantity

               of  Urea Melt which is greater than one hundred  twenty

               percent  (120%)  of  the quantity of Urea Melt sold and

               delivered  to  MCI  during  the  immediately  preceding

               Contract  Year;  and  (ii) beginning  with  the  second

               Contract Year occurring  after  the MCI Plant Expansion

               Date and for each Contract Year thereafter,  TNI  shall

               not  be  obligated  to  deliver  to MCI during any such

               Contract Year a quantity of Urea Melt  which is greater

               than one hundred ten percent (110%) of the  quantity of

               Urea   Melt  sold  and  delivered  to  MCI  during  the

               immediately preceding Contract Year.



          (4)  If:  (i)  TNI  is unable or unwilling for any reason to supply  any  or all  of  the  Urea  Melt  that  TNI  is

               obligated  to  supply   hereunder;  (ii)  MCI  properly

               rejects any of the Urea Melt  supplied by TNI hereunder

               due to a failure of such Urea Melt  to  conform  to the

               specifications set forth in Exhibit B; and/or (iii) MCI

               has  requirements  of  Urea  Melt  in any Contract Year

               which are in excess of TNI's maximum obligation to sell

               and deliver Urea Melt (as set forth in this Section 3.a

               and the further provisions hereof) and  (in the case of

               this subsection (iii))TNI does not agree  in writing to

               sell  and deliver such excess quantities within  thirty

               (30) days  after being requested to do so in writing by

               MCI, then, in  addition to any other remedies available

               hereunder,  during  the  period  within  which  TNI  is

               unwilling or unable to supply all or a portion of MCI's

               requirements  of  Urea  Melt  in  conformity  with  the

               applicable  specifications,  MCI  shall  be entitled to

               purchase  and  receive  from Affiliates or third  party

               sources such quantities of  Urea  Melt  as MCI does not

               obtain from TNI.



          (5)  MCI  will  keep TNI informed regarding its  anticipated requirements  of  Urea Melt and any significant changes

               in such requirements.



          (6)  MCI shall purchase  and  accept Urea Melt at reasonably

               uniform rates throughout each  Contract  Year.   In  no

               event  shall  TNI  be  required  to  deliver  more than

               twenty-eight (28) Tons of Urea Melt during any  hour or

               more than six hundred sixty (660) Tons of Urea Melt  in

               any  day  prior  to  the MCI Plant Expansion Date (such

               numbers being subject to pro rata reduction in Contract

               Years where TNI's maximum  Urea  Melt supply obligation

               is less than two hundred ten thousand  (210,000)  Tons)

               or  more  than forty-five (45) Tons of Urea Melt during

               any hour or  more  than one thousand eighty (1080) Tons

               of Urea Melt in any  day  after the MCI Plant Expansion

               Date (such numbers being subject  to pro rata reduction

               in Contract Years where TNI's maximum  Urea Melt supply

               obligation is less than three hundred fifteen  thousand

               (315,000) Tons).



          (7)  If and to the extent that a suspension or reduction  in deliveries of Urea Melt occurs as a result of:  (i) any

               force  majeure event as described in Section 17 hereof;

               (ii) a shutdown  of the TNI Urea Plant under Section 14

               hereof; or (iii) any other failure or refusal of TNI to

               supply  Urea Melt in  accordance  with  this  Agreement

               (including  without  limitation  any  failure by TNI to

               supply Urea Melt in accordance with the  specifications

               set  forth  in  Exhibit B, resulting in a rejection  of

               such  Urea  Melt  by   MCI),   then   for  purposes  of

               determining  the quantities of Urea Melt  purchased  by

               MCI in each Contract  Year affected by one or more such

               occurrences, which calculation in turn shall be used to

               calculate the maximum quantities of Urea Melt that must

               be  supplied  by TNI in succeeding  Contract  Years  as

               described in Sections  3.a.(1)  and 3.a.(3), the actual

               quantities taken by MCI during each  such Contract Year

               shall be increased by the excess of the  product of the

               (x)  total  days  during  which  such  suspensions   or

               reductions   occurred   during   such   Contract   Year

               multiplied  by (y) the average daily quantities of Urea

               Melt purchased  during such Contract Year, exclusive of

               the days during which  such  suspensions  or reductions

               occurred, over the actual quantities taken  by  MCI  on

               the  days  during  which such suspensions or reductions

               occurred.  Furthermore,  if  the  quantity of Urea Melt

               purchased by MCI in any Contract Year  is  reduced as a

               result  of TNI's inability or refusal, for any  reason,

               to accept  from  MCI  all  Carbamate  conforming to the

               specifications contained in Exhibit C up to the maximum

               quantity limit set forth in Section 3.c.(1),  then  for

               purposes  of  calculating  the  quantities of Urea Melt

               purchased by MCI in such Contract  Year,  and  in  turn

               performing  the  calculations  required  under Sections

               3.a.(1) and 3.a.(3), the actual quantities of Urea Melt

               taken  by MCI in such Contract Year shall be  increased

               to reflect  the additional quantities of Urea Melt that

               MCI would have  taken  had  TNI been able or willing to

               accept  the return of such Carbamate.   Notwithstanding

               the foregoing,  the parties agree that, with respect to

               each of the calculations  set forth in Sections 3.a.(1)

               and 3.a.(3), no adjustment  under  this Section 3.a.(7)

               shall be implemented for a given Contract  Year  unless

               the aggregate adjustment under this Section 3.a.(7) for

               such  Contract  Year  would  affect the outcome of such

               calculation  (i.e.,  the  calculation  of  the  maximum

               quantity of Urea Melt that  TNI is obligated to deliver

               to  MCI  in  the immediately succeeding  Contract  Year

               under Section  3.a.(1)  or  3.a.(3),  as applicable) by

               more than five percent (5%), and then such  adjustments

               shall  be implemented only to the extent of the  impact

               on  such   calculation  above  the  five  percent  (5%)

               threshold.



     b.   Anhydrous Ammonia.



          (1)  TNI agrees to  sell,  and  MCI  agrees to purchase, the entire Anhydrous Ammonia requirements  of  MCI's Plant,

               not  to exceed twenty-five thousand (25,000)  Tons  per

               Contract Year.



          (2)  MCI will  keep  TNI  informed regarding its anticipated requirements of Anhydrous  Ammonia  and any significant

               changes in such requirements.



          (3)  In the event that:  (i) TNI is unable  or unwilling for any  reason  to  supply  any  or  all  of the Anhydrous

               Ammonia that TNI is obligated to supply hereunder; (ii)

               MCI  properly  rejects  any  of  the Anhydrous  Ammonia

               supplied  by  TNI hereunder due to a  failure  of  such

               Anhydrous Ammonia  to conform to the specifications set

               forth in Exhibit A;  and/or  (iii) MCI has requirements

               of Anhydrous Ammonia in excess  of twenty-five thousand

               (25,000) Tons per Contract Year and  (in  the  case  of

               this subsection (iii)) TNI does not agree in writing to

               sell  and  deliver such excess quantities within thirty

               (30) days after  being requested to do so in writing by

               MCI, then, in addition  to any other remedies available

               hereunder,  during  the  period  within  which  TNI  is

               unwilling or unable to supply all or a portion of MCI's

               requirements of Anhydrous  Ammonia  in  conformity with

               the applicable specifications, MCI shall be entitled to

               purchase  and  receive  from  Affiliates or third-party

               sources  such quantities of Anhydrous  Ammonia  as  MCI

               does not obtain from TNI.



          (4)  MCI shall  purchase  and  accept  Anhydrous  Ammonia at reasonably uniform rates throughout each Contract Year.

               In no event shall TNI be required to deliver at  a rate

               of  more  than  eight (8) Tons of Anhydrous Ammonia per

               hour or more than  one  hundred (100) Tons of Anhydrous

               Ammonia in any day.



     c.   Anhydrous Ammonia Equivalent.



          (1)  MCI, as a by-product of the  manufacture of melamine in the M-I Facility, will have available Anhydrous Ammonia

               Equivalent  in the melamine carbamate  recycle  (herein

               called "Carbamate").   Subject  to  the  provisions  of

               Sections 3.c.(2), 15 and 17 hereof, to MCI's option set

               forth  in  the  next paragraph, and to TNI's ability to

               efficiently accept  and  process Carbamate delivered by

               MCI, on each day during the  term hereof, MCI will sell

               and deliver to TNI and TNI will  purchase and accept, a

               quantity of Anhydrous Ammonia Equivalent,  in  the form

               of Carbamate, which is approximately equivalent  to .47

               times  the  number of Tons of Urea Melt used by MCI  in

               the M-I Facility  on such day, not to exceed a quantity

               of Carbamate containing  one  hundred eighty (180) Tons

               of Anhydrous Ammonia Equivalent  per  day  or seven and

               one-half  (7 1/2) Tons in each  hour.   TNI intends  to

               modify the TNI Urea Plant in October  1997  to  enhance

               its  efficiency,  which  modification may result in  an

               increase  in the maximum daily  quantity  of  Carbamate

               that TNI is  able  to efficiently accept from MCI.  TNI

               will use its reasonable  efforts to achieve the results

               desired from the TNI Urea  Plant  modification.  If TNI

               determines, in its sole reasonable  judgment, that such

               TNI  Urea  Plant modification does not  increase  TNI's

               ability to accept  the  return  of additional Carbamate

               from MCI, then TNI will notify MCI  of  such  result as

               soon   as  practicable  after  its  completion  of  the

               modification,  and  there  will  be  no  change  in the

               maximum  quantity  of  Carbamate  to be returned to TNI

               hereunder.  If TNI determines, in its  sole  reasonable

               judgment,  that  such TNI Urea Plant modification  does

               increase TNI's ability  to  accept  the  return of some

               amount   of   additional  Carbamate  from  MCI  without

               additional incremental  economic  operating cost to TNI

               (but excluding cost incurred by TNI in constructing the

               TNI Urea Plant modification, including  depreciation or

               amortization), then TNI will notify MCI of  such result

               as  soon  as  practicable  after its completion of  the

               modification, and the parties will promptly modify this

               Agreement to reflect the increase  in the maximum daily

               quantity  of  Carbamate  that  can be accepted  by  TNI

               without  TNI incurring any such additional  incremental

               operating  costs  (as designated by TNI in its sole and

               reasonable judgment).   If  TNI determines, in its sole

               reasonable  judgment,  that (A)  such  TNI  Urea  Plant

               modification does increase  TNI's ability to accept the

               return of additional Carbamate  from  MCI  but  only at

               additional    incremental   economic   operating   cost

               (calculated as  aforesaid)  to TNI, or (B) if a portion

               of the possible increase in TNI's ability to accept the

               return  of additional Carbamate  has  been  or  can  be

               achieved   without   additional   incremental  economic

               operating  cost  to  TNI,  but  the  remainder  of  the

               possible increase in TNI's ability to accept the return

               of  additional  Carbamate  can  be  achieved   only  at

               additional    incremental   economic   operating   cost

               (calculated as  aforesaid) to TNI, then TNI will notify

               MCI of such result  as  soon  as  practicable after its

               completion of the modification, and  the  parties  will

               meet  to  discuss MCI's reimbursement of such increased

               cost.  If the  parties  are  unable  to reach agreement

               within    forty-five   (45)   days   regarding    MCI's

               reimbursement of such increased cost to TNI, there will

               be no change in the maximum quantity of Carbamate to be

               returned to TNI hereunder in excess of the amount which

               TNI is able to accept without incurring such additional

               incremental  economic  operating cost (which amount, if

               greater than one hundred eighty (180) Tons of Anhydrous

               Ammonia Equivalent per day,  will  be  documented  by a

               modification  to  this  Agreement).  If the parties are

               able  to reach agreement within  forty-five  (45)  days

               regarding MCI's reimbursement of such increased cost to

               TNI,  then   the  parties  will  promptly  modify  this

               Agreement to reflect  the increase in the maximum daily

               quantity of Carbamate that  can  be accepted by TNI (as

               designated by TNI it its sole and  reasonable judgment)

               and  the  agreed  process by which MCI  will  reimburse

               TNI's increased costs  of  accepting the return of such

               higher quantity of Carbamate.



               MCI  shall  operate the M-I Facility  at  approximately

               historical production  levels  for  the  first ten (10)

               calendar years of the term hereof, subject to the terms

               and  conditions of Section 15 hereof.  As long  as  MCI

               keeps  the  M-I  Facility  in  operation (including any

               period of operation after the tenth  calendar  year  of

               the  term  hereof), MCI will supply Carbamate to TNI in

               accordance  with  the  terms  and  conditions  of  this

               Section.  However, at any time after the tenth calendar

               year of the term  hereof,  MCI shall have the option on

               eighteen  (18)  months written  notice  to  TNI  (which

               notice may be given up to eighteen (18) months prior to

               the end of such tenth  calendar year in order to become

               effective  as  soon as such  tenth  calendar  year  has

               elapsed) to shut  down  the M-I Facility for any reason

               and permanently discontinue  the  delivery  to  TNI  of

               Carbamate  in  accordance  with  this  Section 3.c.(1);

               provided, however, that upon any shut-down  of  the M-I

               Facility  and  permanent  discontinuance  by MCI of the

               delivery of Carbamate, the price per Ton of  Urea  Melt

               sold  hereunder  will revert to the TNI Urea Price less

               Five and 00/100 Dollars  ($5.00) per Ton, the price per

               Ton  of  Anhydrous  Ammonia  will  revert  to  the  TNI

               Anhydrous Ammonia Price less Five  and  00/100  Dollars

               ($5.00)  per  Ton,  and  the price per Ton of Anhydrous

               Ammonia Equivalent will revert  to  the  TNI  Anhydrous

               Ammonia Price less Five and 00/100 Dollars ($5.00)  per

               Ton.   For  so long as MCI continues to operate the M-I

               Facility after  the  end  of the tenth calendar year of

               the term hereof, MCI agrees to operate the M-I Facility

               on  a  relatively  continuous  basis  at  approximately

               historical production levels.



               At any time after the  tenth  calendar year of the term

               hereof, TNI shall have the option  on  three  (3) years

               prior  written notice to MCI to permanently discontinue

               the purchase  and acceptance of Carbamate in accordance

               with this Section 3.c.(1).  If TNI exercises its option

               to permanently discontinue the acceptance of Carbamate,

               MCI shall have the right, exercisable by written notice

               given within sixty  (60)  days  from  receipt  of TNI's

               notice, to reject the exercise of TNI's option.  If MCI

               rejects  the  exercise  of TNI's option, then from  and

               after  such rejection  the  price  of  Urea  Melt  sold

               hereunder  shall  be  the TNI Urea Price.  In the event

               that MCI does not reject  the  exercise  of   of  TNI's

               option,  MCI,  as  lessee  under  the  Lease,  shall be

               permitted to construct and operate a Urea Melt plant on

               the  leased  premises to convert into Urea Melt all  or

               part of the Carbamate  produced by the M-I Facility and

               all  or none of the off-gases  produced  by  the  other

               facilities comprising the MCI Plant.



          (2)  If any Carbamate delivered hereunder shall fail to meet the quality  and  composition  standards  set  forth in

               Exhibit C hereto, if TNI reasonably determines that  it

               cannot  efficiently  accept  Carbamate,  or  if the TNI

               production facilities are shut down for any reason, TNI

               reserves  the  right not to accept such Carbamate.   In

               the event that TNI is operating under normal conditions

               (i.e., the TNI Urea  Plant  is  running and there is no

               force  majeure  condition  at the TNI  Urea  Plant,  as

               described in Section 17 hereof),  then if the Carbamate

               returned  to  TNI  by  MCI meets the specifications  in

               Exhibit C and does not exceed  the  quantities provided

               in Section 3.c.(1) hereof, TNI will be  presumed  to be

               able  to  take the Carbamate efficiently.  In the event

               that the TNI  Urea  Plant  is  operating  under  normal

               conditions  and the Carbamate returned by MCI fails  to

               meet  the  specifications  in  Exhibit  C,  unless  TNI

               reasonably feels  that  accepting  such  Carbamate will

               have  a  significant  adverse  effect  (operational  or

               financial) on the TNI Urea Plant, then before declining

               to receive further Carbamate, appropriate  officials of

               TNI  having  decision-making  authority will meet  with

               officials  of  MCI  with decision-making  authority  to

               discuss   in   good   faith   the   failure   to   meet

               specifications and the  problems it is causing for TNI.

               In  such  a circumstance, TNI  officials  will  give  a

               reasonable  opportunity  to  MCI to correct the problem

               with the Carbamate content or  make  other  adjustments

               prior  to  declining to take further Carbamate.   If  a

               force majeure  situation  exists  within  the  scope of

               Section 17 hereof, TNI shall have no responsibility  to

               accept  the  Carbamate  whether  or  not  it  meets the

               specifications in Exhibit C.



          (3)  If  the  MCI Plant produces Carbamate that TNI declines to receive  for  any  reason,  MCI shall be entitled to

               sell, or give away, and deliver such Carbamate to third

               parties during the period TNI declines  to receive such

               Carbamate.



     4.   Prices and Credits.



     a.   Urea Melt.



          (1)  With respect to each Month prior to June  30, 2000, the price per Ton of Urea Melt sold hereunder will  be  the

               TNI Urea Price less Five and 00/100 Dollars ($5.00) per

               Ton.



          (2)  With  respect  to  each  Month after June 30, 2000, the price per Ton of Urea Melt  sold  hereunder will be the

               TNI Urea Price less the lesser of (i)  Ten  and  00/100

               Dollars  ($10.00) per Ton or (ii) five percent (5%)  of

               the TNI Urea Price.



     b.   Anhydrous Ammonia.



          (1)  With respect  to each Month prior to June 30, 2000, the price per Ton of  Anhydrous Ammonia sold hereunder will

               be the TNI Anhydrous Ammonia Price less Five and 00/100

               Dollars ($5.00) per Ton.



          (2)  With respect to each  Month  after  June  30, 2000, the price per Ton of Anhydrous Ammonia sold hereunder  will

               be  the  TNI Anhydrous Ammonia Price less the lesser of

               (i) Ten and  00/100  Dollars  ($10.00)  per Ton or (ii)

               five percent (5%) of the TNI Anhydrous Ammonia Price.



     c.   Anhydrous Ammonia Equivalent.



          (1)  With respect to each Month prior to June  30, 2000, the price  per  Ton  of  Anhydrous Ammonia Equivalent  sold

               hereunder will be the  TNI Anhydrous Ammonia Price less

               Five and 00/100 Dollars ($5.00) per Ton.



          (2)  With respect to each Month  after  June  30,  2000, the price  per  Ton  of  Anhydrous  Ammonia Equivalent sold

               hereunder will be the TNI Anhydrous  Ammonia Price less

               the lesser of (i) Ten and 00/100 Dollars  ($10.00)  per

               Ton  or  (ii)  five  percent  (5%) of the TNI Anhydrous

               Ammonia Price.



          (3)  The price per Ton of Anhydrous  Ammonia  Equivalent, as set forth in subsections (1) and (2) above, shall apply

               to all Anhydrous Ammonia Equivalent sold by MCI to TNI,

               whether in the form of Carbamate or through  the return

               of  off-gases  from  the MCI Plant after the MCI  Plant

               Expansion has been completed.



5.   Facility  Charge.   With  respect  to   each  of  the  seven  (7)

     consecutive Contract Years beginning on and immediately following the TNI Urea Plant Expansion Date, MCI shall,  on the last day of each of such Contract Years, pay to TNI an annual facility charge

     (the  "Facility  Charge").   The  Facility Charge for  each  such

     Contract Year shall be calculated as  the  amount  equal  to  the product of:



     a.   The  annual  payment  required  to amortize a seven (7) year

          loan  having  a  principal  amount  equal   to  TNI's  Plant

          Expansion  Cost Estimate and which bears interest  from  the

          TNI Urea Plant  Expansion  Date at an interest rate which is

          250 basis points higher than  the  interest rate reported as of the TNI Urea Plant Expansion Date for U.S. Treasury Notes

          maturing seven (7) years after the TNI  Urea Plant Expansion

          Date; multiplied by



     b.   A  fraction (which shall be no greater than  one  (1)),  the numerator  of  which  is the positive remainder, if any, of:

          (i) the  number  equal to  the  Post-Expansion  Urea  Supply

          Obligation; minus  (ii) the  number  of  Tons  of  Urea Melt purchased by MCI during the relevant Contract Year,  and the denominator  of  which  is  the remainder of:  (A) the Post-

          Expansion Urea Supply Obligation,  but  not  less  than  two hundred  ten  thousand  (210,000); minus (B) two hundred ten thousand (210,000);



     subject,  however, to all adjustments  required  by  the  further terms of this Section 5.

     The parties  agree  that  if,  due  to  the provisions of Section

     3.a.(3) hereof, TNI offers to MCI a maximum quantity of Urea Melt for any Contract Year that is less than the  Post-Expansion  Urea

     Supply  Obligation,  then  the  Facility Charge for such Contract

     Year shall be adjusted as follows:   the adjusted Facility Charge

     shall be calculated as the amount equal to the product of:



     y.   The annual payment calculated pursuant  to  the  formula set forth in subparagraph a. of this Section 5; multiplied by



     z.   A  fraction  (which  shall  be no less than zero (0) and  no greater  than  one  (1)),  the numerator  of  which  is  the positive remainder, if any, of:  (i) the maximum quantity of

          Urea Melt made available by  TNI  to  MCI  for such Contract

          Year; minus (ii) the number of Tons of Urea  Melt  purchased

          by   MCI   during   the  relevant  Contract  Year,  and  the

          denominator of which  is  the remainder of:  (A) the maximum quantity of Urea Melt made  available by TNI to MCI for such

          Contract Year; minus (B) two hundred ten thousand (210,000).



     Furthermore,  the parties agree that  if  and  to  the  extent  a suspension or reduction  in the deliveries of Urea Melt occurs as a result of:  (i) a force  majeure  event as described in Section

     17 hereof affecting TNI's ability to deliver Urea Melt hereunder;

     (ii) a shutdown of the TNI Urea Plant under Section 14 hereof; or

     (iii) any other failure or refusal of  TNI to supply Urea Melt in accordance with this Agreement (including  without limitation any failure  by  TNI  to  supply  Urea  Melt in accordance  with  the specifications set forth in Exhibit B,  resulting  in a rejection of  such Urea Melt by MCI), then for purposes of determining  the quantities  of  Urea  Melt  purchased by MCI in any Contract Year affected by one or more of such  occurrences, which determination in turn shall be used to calculate  the  Facility  Charge  as set forth  above,  the actual quantities taken by MCI during any such

     Contract Year shall  be increased by the excess of the product of the (x) total days during  which  such  suspensions or reductions occurred during such Contract Year multiplied  by (y) the average daily  quantities  of  Urea  Melt purchased during such  Contract

     Year,  exclusive of the days during  which  such  suspensions  or reductions  occurred,  over the actual quantities taken by MCI on the days during which such  suspensions  or  reductions occurred.

     Finally, in the event that the quantity of Urea Melt purchased by

     MCI  in  any  Contract  Year  is  reduced  as a result  of  TNI's inability  or  refusal,  for  any  reason,  to  accept  Carbamate supplied  by MCI in conformity with the specifications  contained in Exhibit  C  up  to  the  maximum  quantity  limit set forth in

     Section 3.c.(1), then for purposes of calculating  the quantities of Urea Melt purchased by MCI in such Contract Year  and  in turn performing  the  calculation  of  the  Facility  Charge  for such

     Contract Year, the actual quantities of Urea Melt taken by MCI in such  Contract  Year shall be increased to reflect the additional quantities MCI would  have  taken had TNI been able or willing to accept the return of such Carbamate.



     Notwithstanding  the  foregoing,   the  parties  agree  that  the

     Facility Charge calculation, as set  forth in the first paragraph of  this  Section  5,  shall not be subject  to  the  adjustments

     thereafter  described  in   this  Section  unless  the  aggregate

     adjustments under this Section  5  for  such  Contract Year would

     reduce  the  Facility  Charge  as  calculated  under   the  first

     paragraph  hereof  by more than five percent (5%), and then  such adjustments shall be  implemented  only  to  the  extent  of  the reduction  in  the  Facility Charge in excess of the five percent

     (5%) threshold.



6.   Taxes.  For each calendar  quarter, MCI agrees to pay any and all taxes (other than corporate  income  taxes  of  TNI)  in  any way related  to  the  Anhydrous  Ammonia  and  Urea  Melt sold to MCI

     hereunder,  including,  but  not limited to, sales taxes.   If  a

     "Superfund" tax is hereafter imposed  on  Anhydrous  Ammonia  and

     Urea  Melt sold for industrial uses, TNI shall be responsible for its payment.  MCI will reimburse TNI on a quarterly basis for any such "Superfund"  tax  payments in an amount which is the greater of (i) the amount of such tax monies that MCI is able to bill and collect from purchasers  of  its manufactured products during the preceding quarter or (ii) the  amount  of  TNI's  "Superfund" tax payments  on Anhydrous Ammonia and Urea Melt sold to  MCI  during each quarter  multiplied  by  the percentage of "Superfund" taxes paid by TNI on Anhydrous Ammonia and Urea Melt sales to its other customers for industrial use that  TNI  is  able  to collect from such customers during the immediately preceding calendar quarter.



7.   Payment.   Within  five (5) business days after the beginning  of

     each Month, TNI shall notify MCI in writing of the TNI Urea Price and TNI Anhydrous Ammonia  Price  applicable  during such current

     Month.  TNI shall invoice MCI for Anhydrous Ammonia and Urea Melt sold and delivered to MCI hereunder during each Month within five

     (5)  business days after the end of such Month.   Each  such  TNI

     invoice  shall  include,  with  respect  to each product: (a) the quantity delivered; (b) the then-effective price per Ton; (c) the total amount due for the quantity delivered;  and  (d) such other information  and  detail  as  may  be mutually agreeable  to  the

     parties.   Likewise,  MCI shall invoice  TNI  for  the  Anhydrous

     Ammonia Equivalent returned  to  TNI  hereunder during each Month within five (5) business days after the end of such  Month.  Each such  MCI invoice shall include: (i) the  quantity  of  Anhydrous

     Ammonia  Equivalent  returned;  (ii) the then-effective price for such Anhydrous Ammonia Equivalent; (iii) the total amount due for the quantity returned; and (iv) such other information and detail as may be mutually agreeable to the parties.  Payment of invoices shall be made by the indebted party  (as  determined by crediting the amount of MCI's invoice against TNI's invoice  for  the  same month)  within  thirty  (30)  days from date of the other party's invoice; provided, however, that  if  TNI  and  Affiliates of TNI should  change  the payment terms generally applicable  to  their sales of urea and other nitrogen products to industrial customers

     then  the  payment   terms  hereunder  shall  be  changed  to  be

     consistent  with  such then-prevailing  payment  terms  generally applicable to sales  by  TNI  and  TNI  Affiliates  to industrial customers.  TNI shall separately invoice MCI for taxes  quarterly and  for  Facility  Charges  annually,  and  MCI  shall  pay such invoices  within  thirty  (30)  days  from the date thereof.  Any properly  invoiced amounts not paid by the  aforesaid  due  dates shall accrue  interest  from the day following the applicable due date until paid at an annual  rate  equal  to  the  prime rate of

     Citibank,  New  York, New York then in effect plus three  percent

     (3%).



8.   Records.   TNI shall  keep,  and  shall  cause  (or  require  the

     Guarantor  hereunder  to  cause)  MCCLP  or  any  other  relevant

     Affiliate to keep, complete and accurate books and records on all sales used to  determine the TNI Anhydrous Ammonia Price, the TNI

     Urea Price, and  the Facility Charge and shall permit, on request by MCI, an independent  auditor  selected by MCI, and to whom TNI shall have no reasonable objection,  to  examine  such  books and records  for any period ending not more than two (2) years  prior to  such request  to  determine  the  correctness  of  any  price

     hereunder.   Said  auditor  shall  not  disclose  any information

     relating to said books or records except his opinions  as  to the correctness of such price.



     MCI  shall  keep  complete  and accurate books and records on all suspensions or reductions in  TNI's  deliveries of Urea Melt, all failures by TNI to accept the return of  Carbamate  by  MCI,  and other  matters  relevant  to  (i)  the  calculations addressed in

     Section   3.a.(7)  and  (ii)  the  Facility  Charge   adjustments

     addressed in  the final paragraph of Section 5, and shall deliver to TNI a report  on or before of the fifteenth (15th) day of each

     Month relating to  all such matters occurring during the previous

     Month. TNI shall endeavor  to  raise  objections  (if any) to any such  report  within  thirty (30) days from its receipt  thereof.

     If TNI fails to raise objections  to  any  report applicable to a particular Contract Year within sixty (60) days  after the end of such  Contract  Year,  such report shall be deemed to  have  been accepted by TNI.  If TNI  objects  in  a  timely  manner  to  any monthly  report  issued  by MCI, MCI shall permit TNI, on written request, to examine MCI's  books  and  records  for  the relevant period  to determine the correctness of any calculations  in  the

     MCI report  being  questioned.  All calculations made by MCI with respect  to the adjustments  under  Section  3.a.(7)  and/or  the

     Facility Charge  adjustments  referred  to  in Section 5 shall be given  effect  unless  and  until  TNI raises a timely  objection thereto and a determination is made either by mutual agreement of

     the  parties  or  in  accordance  with  the   dispute  resolution

     procedures of Section 13.  No interest shall accrue on additional payments to be made as a result of any such determinations  until the  thirtieth  (30th)  day  following the determination date, at which time interest shall accrue at the rate specified in Section

     7.



9.   Delivery, Title, Custody and Control.   During  the  life of this

     Contract:



     a.   MCI   shall   provide   transportation  facilities  for  the

          Anhydrous Ammonia and Urea Melt sold by TNI by pipeline from a mutually agreeable point  of connection within the battery limits of the TNI Urea Plant  or  the  TNI Anhydrous Ammonia plant,  as  the case may be, or by other acceptable  method.

          Title, custody,  possession,  control  and  risk  of loss of

          Anhydrous Ammonia and Urea Melt so delivered shall pass from

          TNI to MCI upon transfer of product by TNI to MCI,  or if by pipeline,  at  the  mutually  agreeable  point of connection within the battery limits of the TNI Urea  Plant  or the TNI

          Anhydrous Ammonia plant, as the case may be.



     b.   MCI  shall  similarly provide transportation facilities  for the Carbamate  to  be  delivered to TNI.  Transportation and delivery shall be by pipeline  at a mutually agreeable point of connection.  Title, custody, possession, control and risk of  loss  of  Carbamate shall pass  from  MCI  to  TNI  upon delivery at such point of connection.



10.  Testing and Metering Procedures.



     a.   Testing.   The  testing   procedures   as  to  all  products

          delivered hereunder shall be as follows:



          (1)  As to all Anhydrous Ammonia and Urea  Melt delivered by

               TNI hereunder, testing shall be performed jointly, with

               TNI and MCI sharing equally in the cost  of  the tests,

               based   on   generally   accepted   standard   industry

               practices.



          (2)  As  to all Carbamate delivered by MCI to TNI hereunder,

               TNI and  MCI  shall take samples at the Carbamate surge

               tank simultaneously  at  a mutually agreeable time once

               per day.  Each party will  also take two (2) additional

               samples per day at the Carbamate surge tank at times of

               its own choosing.  Each party  will  perform  necessary

               analyses  in  keeping with standard industry practices.

               The daily average  of  all  samples  will  be  used  to

               compute   the   amount  of  Anhydrous  Ammonia  in  the

               Carbamate.  Specific  gravity  of the Carbamate will be

               determined  by generally accepted  industry  practices.

               If a more accurate means of measuring Anhydrous Ammonia

               content or Carbamate  is  developed,  and  both parties

               ultimately  agree,  the  sampling  procedure  described

               previously may be amended.



     b.   Metering  Procedures.   Flow  metering procedures as to  all

          products  delivered hereunder shall  be  as  follows:   Each

          party will  maintain  a flow meter in good working condition for Anhydrous Ammonia,  Urea Melt and Carbamate.  Meters are

          to be monitored and compared  on a daily basis.  Differences

          or  conflicts  in  meters  will  be   resolved  as  soon  as

          practicable.   At the earliest reasonable  opportunity,  all

          Urea Melt and Carbamate  meters shall be tested in series at

          the  same  time with water flow  tests.   Anhydrous  Ammonia

          meters shall be tested at the same time by a method mutually agreeable to the parties.  Each party shall share equally in

          the cost of  these  tests.   No adjustments shall be made to

          the meters without the other party's  knowledge and consent,

          such  consent not to be unreasonably withheld.   Adjustments

          shall always  be  followed  by  repeat  tests  conducted  in accordance with this Section 10.b.



11.  Warranties  and Covenants.  This Agreement contains the following warranties and covenants:



     a.   As to Anhydrous  Ammonia  and  Urea Melt delivered by TNI to

          MCI hereunder:



          (1)  TNI warrants and covenants  that  all  product sold and delivered by TNI hereunder shall conform to the quality

               and form, description and specifications  set  forth in

               Exhibit A for Anhydrous Ammonia and Exhibit B for  Urea

               Melt.



          (2)  TNI  warrants  and  covenants  that it will convey good title to such Anhydrous Ammonia  and  Urea  Melt to MCI

               and that products delivered by TNI shall be free   from

               any security interest or other lien or encumbrance.



          (3)  TNI warrants and covenants that the production and sale of  Anhydrous  Ammonia and Urea Melt in accordance with

               this  Agreement will  not  infringe  any  valid  patent

               issued  under the laws of the United States of America,

               and  in the  event  that  any  claim,  action  or  suit

               charging  infringement  of  any  such  patent  shall be

               brought  against  it  or  MCI,  TNI  will,  at  its own

               expense,  defend any such action or suit and will  hold

               MCI harmless  against  any liability or cost whatsoever

               arising from any such claim,  action  or suit, provided

               that  if  any  such  claim, action or suit  is  brought

               against  MCI,  it  shall,   within  fifteen  (15)  days

               thereof, notify TNI in writing  with  full  particulars

               concerning the same.



     b.   As  to the Carbamate delivered by MCI to TNI hereunder,  MCI makes the identical warranties, covenants and indemnities as those  set forth in Section 11.a above, except the Carbamate shall conform  to  the quality and composition standards set forth in Exhibit C.



     c.   Each party hereby also  warrants and covenants that it shall conduct  all  of  its Donaldsonville,  Louisiana  operations safely  and in material  compliance  with  applicable  laws,

          rules and  regulations.   Each  party  agrees  to indemnify,

          defend  and  hold the other party harmless from and  against

          any  liability   or  cost  whatsoever  arising  out  of  the

          indemnifying party's  failure  to  comply with the foregoing warranty.



     d.   TNI further represents and warrants to MCI that on and as of the date hereof:



          (1)  TNI  and  Guarantor  have  all  requisite   power   and

               authority  to  carry  on  the  respective businesses in

               which they are engaged and to perform  their respective

               obligations under this Agreement;



          (2)  The execution and delivery of this Agreement by TNI and

               Guarantor have been duly authorized and approved by all

               requisite corporate action;



          (3)  TNI   and  Guarantor  have  all  requisite  power   and

               authority  to  enter  into  this  Agreement and perform

               their respective obligations hereunder;



          (4)  The execution and delivery of this Agreement by TNI and

               Guarantor   does   not,   and   consummation   of   the

               transactions contemplated herein  will not, violate any

               of   the   material  provisions  of  their   respective

               organizational   documents,   any   material  agreement

               pursuant  to  which TNI or Guarantor or  any  of  their

               respective properties  are  bound or, to its knowledge,

               any material laws applicable  to  TNI and/or Guarantor;

               and



          (5)  This  Agreement  is  valid,  binding,  and  enforceable against TNI and Guarantor in accordance with its terms,

               subject  to  bankruptcy,  moratorium,  insolvency,  and

               other  laws generally affecting creditors'  rights  and

               general  principles  of  equity  (whether  applied in a

               proceeding in a court of law or equity).



     e.   MCI further represents and warrants to TNI that on and as of the date hereof:



          (1)  It  has all requisite power and authority to  carry  on the business  in which it is engaged and to perform its

               respective obligations under this Agreement;



          (2)  The execution and  delivery of this Agreement have been duly authorized and approved by all requisite corporate

               action;



          (3)  It has all requisite  power and authority to enter into this Agreement and perform its obligations hereunder;



          (4)  The execution and delivery  of this Agreement does not,

               and  consummation  of  the  transactions   contemplated

               herein will not, violate any of the material provisions

               of its organizational documents, any material agreement

               pursuant to which MCI or its properties are  bound  or,

               to  its knowledge, any material laws applicable to MCI;

               and

          (5)  This  Agreement  is  valid,  binding,  and  enforceable against  MCI  in accordance with its terms, subject  to

               bankruptcy,  moratorium,  insolvency,  and  other  laws

               generally  affecting   creditors'  rights  and  general

               principles of equity (whether  applied  in a proceeding

               in a court of law or equity).



12.  Liabilities with respect to Product.



     a.   Provided  that  the  Anhydrous  Ammonia delivered  hereunder meets the specifications set forth  in  Exhibit A, TNI shall have no liability for, and MCI shall indemnify  and hold TNI

          harmless  against,  all  claims,  losses,  liabilities   and

          expenses  on  account  of  any  injury  or  death of persons

          (including  MCI's  or  TNI's  employees  or contractors)  or damaged property (including MCI's or TNI's)  arising  out of

          MCI's   handling  and/or  use  of  such  Anhydrous  Ammonia,

          including   without   limitation   the  unloading,  storage,

          handling, possession and/or use by MCI of Anhydrous Ammonia,

          from and after the delivery thereof by TNI to MCI; provided,

          however, that the indemnification set  forth in this Section

          12.a  shall not apply to the extent that  any  such  claims,

          losses,  liabilities  and  expenses arise as a result of the negligence or misconduct of  TNI,  its  employees, agents or contractors.



     b.   Provided that the Urea Melt  delivered hereunder  meets  the specifications  set  forth  in  Exhibit B, TNI shall have no liability for, and MCI shall indemnify and hold TNI harmless against,  all claims, losses, liabilities  and  expenses  on account of  any  injury or death of persons (including MCI's or  TNI's employees  or  contractors)  or  damaged  property

          (including  MCI's  or  TNI's)  arising out of MCI's handling and/or use of such Urea  Melt,  including without limitation the unloading, storage, handling,  possession  and/or use by

          MCI of Urea Melt, from and after the delivery thereof by TNI to  MCI;  provided,  however,  that the indemnification  set forth in this Section 12.b shall  not  apply  to  the extent that any such claims, losses, liabilities and expenses arise as  a  result  of  the negligence or misconduct of TNI,  its employees, agents or contractors.



     c.   Provided that the Carbamate  delivered  hereunder  meets the specifications  set  forth  in Exhibit C, MCI shall have  no liability for, and TNI shall indemnify and hold MCI harmless against, all claims, losses,  liabilities  and  expenses  on account  of  any injury or death of persons (including TNI's or  MCI's employees  or  contractors)  or  damaged  property

          (including  TNI's  or  MCI's)  arising out of TNI's handling and/or use of such Carbamate,  including  without limitation the unloading, storage, handling, possession  and/or  use by

          TNI of Carbamate, from and after the delivery thereof by MCI to  TNI;  provided,  however,  that  the indemnification set forth  in this Section 12.c shall not apply  to  the  extent that any such claims, losses, liabilities and expenses arise as a result  of  the  negligence  or  misconduct of MCI, its employees, agents or contractors



     Neither TNI nor MCI shall have any liability to the other for any claims (except for any indebtedness of each  to the other arising directly  or  indirectly  out  of  or  in  connection  with  this

     Agreement)  with  respect  to  the  products delivered  hereunder unless the claimant gives the other party  notice  of  the claim,

     setting forth fully the facts on which it is based, within thirty

     (30)  days  after  the  date  of  the  delivery,  sale  or  other occurrence giving rise to the claim.



13.  Remedies.



     a.   In the event of (i) any Material Breach by MCI of any of the provisions of this Agreement (as determined pursuant to  the dispute  resolution  procedures  set  forth  in Section 13.e below), other than a breach covered by Section  13.d  below,

          (ii)  any  material  default  by  MCI  under  the  Lease (as determined  by  the dispute resolution procedures set  forth therein), or (iii)  any default by MCI in the payment of any indebtedness to TNI hereunder,  and  MCI's failure to remedy such breach or such default within thirty  (30)  days  after the  receipt from TNI of notice thereof, or in the event  of

          any  voluntary   or  involuntary  bankruptcy,  receivership,

          insolvency or reorganization  proceedings by or against MCI,

          TNI shall be entitled to exercise  all  rights  and remedies available at law or in equity, including without  limitation the  right  (A)  to obtain injunctive relief or an order  of specific performance  enforcing  the  terms  and  provisions hereof, (B) to recover damages (subject to the provisions of

          Section  13.h  hereof), (C) to suspend deliveries hereunder,

          (D) to require such  security  as  TNI may deem satisfactory and/or (E) to terminate this Agreement  by written notice to

          MCI.  In the event of any other breach by  MCI of any of the provisions of this Agreement, other than a breach covered by

          Section 13.d below, TNI's remedies shall be limited to those set forth in subsections (A), (B), and (D) of  this  Section

          13.a.   TNI's  right  to require strict performance of MCI's

          obligations shall not be affected in any way by any previous waiver, forbearance or course of dealing.



     b.   In the event of (i) any Material Breach by TNI of any of the provisions of this Agreement  (as determined pursuant to the dispute  resolution procedures set  forth  in  Section  13.e below), other  than  a breach covered by Section 13.c below,

          (ii)  any  material default  by  TNI  under  the  Lease  (as determined by  the  dispute  resolution procedures set forth therein), or (iii) any default  by TNI in the payment of any indebtedness to MCI hereunder, and  TNI's  failure to remedy such  breach or such default within thirty (30)  days  after the receipt  from  MCI of notice thereof, or in the event of any repudiation of the  guaranty  set forth in Section 24 by

          Guarantor,  or  any  voluntary  or  involuntary  bankruptcy,

          receivership, insolvency or reorganization proceedings by or against TNI or Guarantor, MCI shall be  entitled to exercise all  rights  and  remedies available at law  or  in  equity,

          including  without  limitation   the  right  (A)  to  obtain

          injunctive  relief  or  an  order  of  specific  performance enforcing the terms and provisions hereof,  (B)  to  recover damages  (subject to the provisions of Section 13.h hereof),

          (C) to suspend  deliveries  hereunder,  (D)  to require such

          security  as  MCI  may  deem  satisfactory  and/or  (E)   to

          terminate  this  Agreement  by written notice to TNI.  MCI's right  to require strict performance  of  TNI's  obligations shall not  be  affected  in  any  way  by  previous  waiver,

          forbearance or course of dealing.  In the event of any other breach  by  TNI  of any of the provisions of this Agreement,

          other than a breach  covered  by  Section  13.c below, MCI's remedies shall be limited to those set forth  in subsections

          (A), (B), and (D) of this Section 13.b.



     c.   In  the  event  that  TNI  shall  fail  to deliver Anhydrous

          Ammonia  and/or  Urea Melt hereunder which  conform  to  the warranties made by  TNI  in this Agreement, MCI shall not be obligated to purchase such  non-conforming product and shall have the option in relation to  such  non-conforming product as set forth in Section 3.a.(4) or 3.b.(3),  as  applicable.

          MCI  shall  not be entitled to seek monetary damages  or  to voluntarily suspend  deliveries  of Carbamate in response to any unexcused failure by TNI to deliver  conforming product;

          however,  MCI  shall  have  the  right to obtain  injunctive relief  or  an order of specific performance  requiring  the

          delivery  of  conforming   product  and/or  a  determination

          pursuant  to  the dispute resolution  procedures  set  forth below that such failure constitutes a Material Breach by TNI entitling MCI to terminate this Agreement.



     d.   In  the event that  MCI  shall  fail  to  deliver  Carbamate hereunder  which  conforms  to the warranties made by MCI in

          Section 11 of this Agreement,  TNI  shall have the option in relation  to such non-conforming product  as  set  forth  in

          Section 3.c.(2)  hereof.   TNI shall not be entitled to seek

          monetary  damages or to voluntarily  suspend  deliveries  of

          Anhydrous Ammonia and Urea Melt in response to any unexcused failure by MCI to deliver conforming Carbamate; however, TNI shall have the right to obtain injunctive relief or an order of specific performance requiring the delivery of conforming product and/or  a  determination  pursuant  to  the  dispute resolution  procedures  set  forth  below  that such failure constitutes  a  Material  Breach  by  MCI entitling  TNI  to terminate this Agreement.



     e.   Any dispute, controversy or claim arising out of or relating to  this  Agreement,  or  the breach or performance  hereof,

          including, but not limited  to,  any disputes concerning the interpretation of the terms and provisions  hereof, shall be resolved through the use of the following procedures:



          (1)  The  parties  will initially attempt in good  faith  to resolve any dispute,  controversy  or claim arising out

               of or relating to this Agreement.



          (2)  Should the party representatives directly  involved  in any  dispute, controversy or claim be unable to resolve

               same within  a reasonable period of time, such dispute,

               controversy  or   claim   shall  be  submitted  to  the

               respective senior officers  of  the  parties  with such

               explanation   or  documentation  as  the  parties  deem

               appropriate  to  aid  such  senior  officers  in  their

               consideration  of  the  issues presented.  The date the

               matter is first submitted to the senior officers of the

               parties shall be referred  to as the "Submission Date."

               The  senior  officers  shall  attempt  in  good  faith,

               through the process of discussion  and  negotiation, to

               resolve any dispute, controversy, or claim presented to

               them  within forty-five (45) days after the  Submission

               Date.



          (3)  If the senior officers of the parties cannot so resolve any dispute,  controversy,  or  claim submitted to them

               within forty-five (45) days after  the Submission Date,

               the parties shall attempt in good faith  to  settle the

               matter by submitting the dispute, controversy  or claim

               to mediation under the American Arbitration Association

               Mediation  Rules  within  sixty  (60)  days  after  the

               Submission  Date,  using  any  mediator upon which they

               mutually agree.  If the parties  are unable to mutually

               agree  upon  a mediator within seventy-five  (75)  days

               after the Submission  Date,  the case shall be referred

               for mediation to the American  Arbitration  Association

               Mediation Division.  The cost of the mediator  will  be

               split  equally  between  the  parties unless they agree

               otherwise in writing.



          (4)  If  the matter has not been resolved  pursuant  to  the aforesaid  mediation  procedure within thirty (30) days

               of the initiation of such  procedure,  either Party may

               request  that  the matter be submitted to  a  board  of

               three (3) independent  arbitrators.   Either TNI or MCI

               may institute such arbitration by giving written notice

               to the other at any time after the thirtieth  (30)  day

               following  institution  of  the mediation procedure and

               designating one (1) independent arbitrator.  Within ten

               (10) days thereafter, the other party shall designate a

               second  independent  arbitrator,   and   such  two  (2)

               arbitrators   shall   thereafter   select   the   third

               independent  arbitrator.  If the responding party shall

               fail to appoint  an arbitrator within the said ten (10)

               day period provided  above,  the  American  Arbitration

               Association shall be called upon by the other  party to

               appoint   such   arbitrator  and  such  two  (2)  shall

               thereupon select a  third  arbitrator and the three (3)

               thus chosen shall constitute  the board of arbitration.

               All  arbitrators  shall be qualified  by  education  or

               experience within the  chemical  industry to decide the

               issues presented for arbitration.   No arbitrator shall

               be: a current or former director, officer,  or employee

               of  either  party  or  its Affiliates; an attorney  (or

               member of a law firm) who  has  rendered legal services

               to either party or its Affiliates  within the preceding

               three years; or an owner of a material  amount  of  the

               common  stock  of  either  party, or its Affiliates.  A

               hearing shall be held by the three (3) arbitrators at a

               location mutually agreeable  to  the  parties or if the

               parties are unable to agree on a site,  the arbitrators

               shall select the site.

                    A   decision  of  the  matter  submitted  to   the

               arbitrators   shall   be   rendered   promptly  and  in

               accordance  with the rules of the American  Arbitration

               Association,  except  to  the  extent  such  rules  are

               modified  by  this  Section  13.e  or any other express

               written agreement of the parties.  In  all  arbitration

               proceedings, with respect to each particular  claim  in

               dispute   other  than  those  involving:   (i)  pricing

               determinations; (ii) any adjustments to TNI's Urea Melt

               supply obligation  under  Section 3.a.(7); or (iii) any

               adjustments to the Facility Charge under Section 5, the

               arbitrators shall be required to agree upon and approve

               either one of the positions  advocated by MCI or one of

               the positions advocated by TNI, whichever best reflects

               and  implements  the  purposes  and   intent   of  this

               Agreement.   Any  decision  rendered by the arbitrators

               (other than those involving (i) pricing determinations,

               (ii)  any  adjustments  to  TNI's   Urea   Melt  supply

               obligation   under   Section   3.a.(7)   or  (iii)  any

               adjustments  to  the  Facility Charge under Section  5)

               which does not reflect  either  a position advocated by

               MCI or a position advocated by TNI  shall be beyond the

               scope  of  authority  granted  by  the arbitrators  and

               consequently may be overturned by either  party.   Each

               party  hereby irrevocably waives, to the fullest extent

               permitted  by  law,  any  objection  it may have to the

               arbitrability  of  any such disputes, controversies  or

               claims.  The decision  of a majority of the arbitrators

               shall be in writing and shall be final and binding upon

               all  parties  hereto  as  to   the   issues  submitted.

               Judgment upon the award rendered may be  entered in any

               court   having  jurisdiction  thereof.   The  cost   of

               arbitration   shall   be   borne  by  the  party  whose

               contention   was   not   upheld  by   the   arbitration

               proceedings,   unless   otherwise   provided   in   the

               arbitration award.

                    In any dispute resolution proceeding relating to a

               proposed adjustment in the  methodology for calculating

               the TNI Urea Price or TNI Anhydrous  Ammonia Price, the

               parties and the arbitrators, as applicable,  shall make

               their  determination  without regard to either (a)  the

               form in which the subject  product  is  being delivered

               (e.g., in the case of urea, whether it is being sold in

               prilled, granular or liquid form) or (b)  the  value of

               the Carbamate or other by-product being returned by MCI

               to  TNI  (such value having been taken into account  in

               establishing  the  discounts  set  forth  in  Section 4

               hereof).   Any  pricing  determination resolved through

               the use of the foregoing dispute  resolution procedures

               shall be given effect retroactively  to the date of the

               initial  notice  by the party requesting  such  pricing

               determination.

                    Each party agrees to be bound by any determination

               made  in  accordance   with   the   dispute  resolution

               provisions set forth in the Lease with  respect  to any

               matter  resolved  pursuant  to  the  dispute resolution

               provisions of the Lease.  Any party may, however, raise

               matters  relative  to the Lease in any pending  dispute

               resolution proceeding  between TNI and MCI with respect

               to this Agreement so long  as  such  matters  have  not

               previously   been  resolved  in  a  dispute  resolution

               proceeding under  the  Lease.   Likewise, any party may

               raise matters relative to this Agreement in any pending

               dispute resolution proceeding between  TNI and MCI with

               respect to the Lease, so long as such matters  have not

               previously   been  resolved  in  a  dispute  resolution

               proceeding under  this  Agreement.   In  the  event the

               dispute  resolution provisions of either this Agreement

               or the Lease have been invoked, then either party shall

               have  the  right  to  require  that  all  then-existing

               disputes under  either  the  Lease or this Agreement be

               resolved through the same dispute resolution procedure.



          (5)  All  deadlines  specified herein  may  be  extended  by

               mutual  written  agreement   of   the   parties.    The

               procedures  specified  herein  shall  be  the  sole and

               exclusive  procedures  for  the  resolution of disputes

               between the parties arising out of  or relating to this

               Agreement;  except, however, that a party  may  seek  a

               preliminary injunction  or  other  preliminary judicial

               relief  from a court of competent jurisdiction  pending

               mediation  and/or  arbitration of a dispute, as well as

               permanent injunctive  relief  from a court of competent

               jurisdiction   in  accordance  with   the   terms   and

               conditions of this  Agreement.   Despite any injunctive

               relief the parties will continue to participate in good

               faith   in  the  procedures  specified   herein.    All

               applicable  statutes  of limitation, including, without

               limitation, contractual limitation periods provided for

               in this Agreement, shall be tolled while the procedures

               specified in this Section  are  pending.   The  parties

               will  take all actions, if any, necessary to effectuate

               the tolling of any applicable statutes of limitation.



     f.   Upon the termination  of  this Agreement, any monies due and owing either party shall be paid to the other party pursuant to the terms hereof and any  refunds  due either party shall be made at the earliest possible time,  and  in any event no

          later   than  sixty  (60)  days  after  the  expiration   or

          termination  of  this  Agreement.   All  audit  rights shall

          survive for the period prescribed by Section 8 hereof.   All

          indemnification  obligations shall survive the expiration or termination of this Agreement.



     g.   In the event that  MCI terminates this Agreement pursuant to this Section 13, MCI,  as  lessee  under the Lease, shall be permitted to construct and operate on  the  leased premises,

          as described therein, a Urea Melt plant and/or  an Anhydrous

          Ammonia plant, having an annual production capacity which is no greater than:  (1) twenty-five thousand (25,000) Tons, in the case of an Anhydrous Ammonia plant; and, (2) in the case of  a  Urea  Melt  plant,  the  lesser  of (A) MCI's maximum anticipated current or future ability to  consume  Urea Melt or  (B) either  two hundred ten thousand (210,000) Tons,  if the MCI Plant Expansion  Notice has not been given, or three hundred fifteen thousand (315,000)  Tons,  if  the MCI Plant

          Expansion Notice has been given.  TNI's consent  to  the use of  the leased premises for the foregoing purposes shall  be binding  upon  all  successor  landlords under the Lease and shall survive the termination of this Agreement.



     h.   IN NO EVENT SHALL EITHER PARTY BE  LIABLE TO THE OTHER PARTY

          UNDER  ANY PROVISION OF THIS AGREEMENT  (INCLUDING,  WITHOUT

          LIMITATION,  ANY INDEMNITY PROVISION HEREOF) FOR PUNITIVE OR

          EXEMPLARY DAMAGES IN TORT OR CONTRACT.  FURTHERMORE, NEITHER

          PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION

          OF THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, OR INDIRECT

          DAMAGES.  THE  PRECEDING  SENTENCES  SHALL NOT BE CONSTRUED,

          HOWEVER,  AS  LIMITING  THE  OBLIGATION  OF   EITHER   PARTY

          HEREUNDER  TO  INDEMNIFY  THE  OTHER  PARTY  AGAINST  CLAIMS

          ASSERTED  BY  THIRD  PARTIES, INCLUDING, BUT NOT LIMITED TO,

          THIRD PARTY CLAIMS FOR  PUNITIVE,  EXEMPLARY, CONSEQUENTIAL,

          INCIDENTAL, OR INDIRECT DAMAGES.



     i.   The parties acknowledge that irreparable damage may occur in the event that certain provisions of  this Agreement are not performed  in accordance with their specific  terms  or  are otherwise breached  and  such  performance does not occur or such breach is not cured within  the period set forth above.

          (Without  limiting  the  generality of  the  foregoing,  the parties acknowledge that any  deliberate  refusal to deliver product in accordance with the terms of this Agreement shall cause  irreparable  injury,  loss  or  damage to  the  other party.)  Each of the parties therefore agrees  that  in  any such situation the non-defaulting party shall be entitled to an  injunction  or  injunctions to prevent nonperformance or breach of such provisions  of  this Agreement and to enforce specifically the terms and provisions  hereof,  without  the necessity  of  posting  a  bond  or other security as may be required by law, this being in addition  to any other remedy to  which  such  party  is  otherwise  entitled  under  this

          Agreement,  as  awarded  or  issued in accordance  with  the dispute resolution procedures provided in this Section 13.



14.  Shutdown of TNI Facilities.  NOTWITHSTANDING  ANYTHING  HEREIN TO

     THE  CONTRARY,  IN  NO  EVENT  SHALL  TNI  BE  REQUIRED  TO  MAKE

     DELIVERIES  DURING  PERIODS  WHEN  TNI'S ANHYDROUS AMMONIA AND/OR

     UREA PRODUCTION FACILITIES ARE NOT OPERATIONAL  DUE  EITHER  TO A

     FORCE   MAJEURE   EVENT   OR  REASONABLE  MAINTENANCE.   FURTHER,

     NOTWITHSTANDING ANY LANGUAGE HEREIN TO THE CONTRARY, IN THE EVENT

     THAT RESPONSIBLE OFFICIALS  OF  TNI  DETERMINE  THAT IT IS NOT IN

     TNI'S  ECONOMIC  INTEREST  TO  RUN  ALL OR A PORTION OF  THE  TNI

     PRODUCTION FACILITIES, THEN SUCH FACILITIES  SHALL  BE  SHUT DOWN

     FOR  SUCH  PERIOD OF TIME AS TNI DEEMS TO BE IN ITS BEST ECONOMIC

     INTEREST WITHOUT  ANY  LIABILITY  WHATSOEVER  TO  MCI  (PROVIDED,

     HOWEVER,  THAT  MCI  SHALL  HAVE  THE  RIGHT  TO  TERMINATE  THIS

     AGREEMENT  UNDER  THE TERMS AND CONDITIONS SET FORTH BELOW).  The

     supply of Urea Melt  and  Anhydrous  Ammonia  is  vital  to MCI's continuance  in business and replacement of TNI with an alternate supplier  thereof  could  be  a  lengthy  process  involving  the installation  of  capital  equipment.  If the decision is made to

     shut  down  or  significantly  reduce   the  output  at  the  TNI

     production facilities for economic reasons,  TNI  will notify MCI as soon as practicable of the proposed shutdown or slowdown.  TNI is  under no further obligation to MCI, but if MCI requests,  MCI and TNI  will  meet  to determine what if anything can be done to provide Anhydrous Ammonia  and  Urea  Melt to MCI.  IN ANY EVENT,

     TNI SHALL BE RELIEVED OF ALL RESPONSIBILITY  TO DELIVER ANHYDROUS

     AMMONIA OR UREA MELT OR TAKE CARBAMATE DURING  EACH SUCH ECONOMIC

     SHUTDOWN  OF  TNI  FACILITIES.   If,  however,  any  of  the  TNI

     facilities are shut down or production capacity is reduced due to either: (i) a determination by TNI that a shutdown or slowdown of such  facilities  is  in TNI's best economic interest; or  (ii) a force majeure event, and  the  result  of  such  occurrence(s) is that, during an aggregate period of seven (7) Months  within  any period  of  twelve  (12)  consecutive  Months,  TNI  is unable to provide  to  MCI  the  lesser  of  (a) 50%  of TNI's then-current maximum  supply  obligation or (b) 50% of MCI's  requirements  of either Anhydrous Ammonia  or  Urea Melt, MCI shall have the right to terminate this Agreement on  thirty  (30) days' written notice to TNI.  In the event that MCI terminates this Agreement pursuant

     to this Section 14, then MCI, as lessee under  the   Lease, shall

     be permitted to construct and operate on the leased premises,  as described  therein, a Urea Melt plant and/or an Anhydrous Ammonia plant, each  having  an  annual  production  capacity which is no greater  than:  (1) twenty-five thousand (25,000)  Tons,  in  the case of an  Anhydrous  Ammonia  plant;  and, (2) in the case of a

     Urea  Melt  plant,  the lesser of (A) MCI's  maximum  anticipated current or future ability  to consume Urea Melt or (B) either two hundred ten thousand (210,000)  Tons,  if the MCI Plant Expansion

     Notice  has  not  been given, or three hundred  fifteen  thousand

     (315,000) Tons, if the MCI Plant Expansion Notice has been given.

     TNI's consent to the use of the leased premises for the foregoing purposes shall be binding  upon all successor landlords under the

     Lease and shall survive the termination of this Agreement.



15.  Shutdown of MCI Plant.  NOTWITHSTANDING  ANYTHING  HEREIN  TO THE

     CONTRARY, IN NO EVENT SHALL MCI BE REQUIRED TO PURCHASE ANHYDROUS

     AMMONIA  AND  UREA  MELT DURING PERIODS WHEN THE MCI PLANT IS NOT

     OPERATIONAL DUE EITHER  TO  A  FORCE  MAJEURE EVENT OR REASONABLE

     MAINTENANCE,  NOR SHALL MCI BE REQUIRED  TO  MAKE  DELIVERIES  OF

     CARBAMATE DURING  PERIODS  WHEN  THE M-I FACILITY, WHICH SUPPLIES

     CARBAMATE, IS NOT OPERATIONAL DUE EITHER TO A FORCE MAJEURE EVENT

     OR REASONABLE MAINTENANCE.  FURTHER, NOTWITHSTANDING ANY LANGUAGE

     HEREIN TO THE CONTRARY, IN THE EVENT  THAT  RESPONSIBLE OFFICIALS

     OF MCI DETERMINE THAT IT IS NOT IN MCI'S ECONOMIC INTEREST TO RUN

     ALL OR PART OF THE MCI PLANT (INCLUDING THE M-1  FACILITY,  WHICH

     SUPPLIES  CARBAMATE),  THEN  ALL  OR A PORTION OF SUCH FACILITIES

     SHALL BE SHUT DOWN FOR SUCH PERIOD  OF TIME AS MCI DEEMS TO BE IN

     ITS BEST ECONOMIC INTEREST WITHOUT ANY  LIABILITY  WHATSOEVER  TO

     TNI;  PROVIDED,  HOWEVER,  THAT  TNI  SHALL  HAVE  THE  RIGHT  TO

     TERMINATE THIS AGREEMENT UNDER THE TERMS AND CONDITIONS SET FORTH

     BELOW.   EXCEPT  FOR  SHORT-TERM  (NOT TO EXCEED A TOTAL OF SIXTY

     (60) DAYS IN ANY PERIOD OF TWELVE (12) CONSECUTIVE MONTHS AND NOT

     TO OCCUR MORE FREQUENTLY THAN TWO TIMES  IN  ANY PERIOD OF TWELVE

     (12) CONSECUTIVE MONTHS) SHUT DOWNS OF THE M-I  FACILITY  FOR THE

     SOLE  PURPOSE OF CONTROLLING INVENTORIES OF THE TYPE AND FORM  OF

     MELAMINE   PRODUCED  BY  THE  M-I  FACILITY  ("INVENTORY  CONTROL

     SHUTDOWNS"),  MCI  AGREES THAT DURING THE FIRST TEN (10) CALENDAR

     YEARS  OF  THE  TERM  HEREOF,  THERE  WILL  BE  NO  REDUCTION  OR

     CURTAILMENT OF OPERATIONS  IN  THE  M-I FACILITY WHICH REDUCE THE

     DAILY QUANTITY OF CARBAMATE RETURN TO LESS THAN ONE HUNDRED FIFTY

     (150) TONS UNLESS, DURING THE SAME PERIOD,  THE OPERATIONS OF ALL

     OTHER  MELAMINE PLANTS COMPRISING THE MCI PLANT  ARE  REDUCED  OR

     CURTAILED  BY  A  CORRESPONDING  PERCENTAGE  OF  THEIR RESPECTIVE

     NORMAL  MELAMINE PRODUCTION RATES.  MCI WILL ENDEAVOR  TO  REDUCE

     THE IMPACT  OF ANY INVENTORY CONTROL SHUTDOWN BY SELLING THE TYPE

     AND FORM OF MELAMINE  PRODUCED  BY  THE M-I FACILITY INTO MARKETS

     FOR THE TYPE AND FORM OF MELAMINE PRODUCED  BY THE OTHER MELAMINE

     PLANTS  COMPRISING  THE  MCI  PLANT  WHERE THE FORM  OF  MELAMINE

     PRODUCED  BY  THE M-I FACILITY IS SUITABLE  AND  INTERCHANGEABLE.

     DURING INVENTORY CONTROL SHUTDOWNS THE PRICE PER TON OF UREA MELT

     SOLD TO MCI HEREUNDER  WILL  BE  THE TNI UREA PRICE PLUS FIVE AND

     00/100  DOLLARS  ($5.00) PER TON.  The  supply  of  Carbamate  is important to TNI's  maximization  of  its  urea  production,  and replacement of MCI with an alternate supplier thereof could be  a lengthy  process involving the installation of capital equipment.

     If the decision  is made to shut down or significantly reduce the output from the MCI  Plant  for economic reasons, MCI will notify

     TNI as soon as practicable of  the proposed shutdown or slowdown.

     IN  ANY  EVENT,  MCI  SHALL HAVE NO  RESPONSIBILITY  TO  PURCHASE

     ANHYDROUS AMMONIA AND UREA  MELT  OR  DELIVER  CARBAMATE  TO  THE

     EXTENT  ITS ABILITY TO DO SO IS AFFECTED BY ANY ECONOMIC SHUTDOWN

     OF THE MCI  PLANT  WHICH  IS  EXPRESSLY PERMITTED HEREUNDER.  If,

     however, any of the MCI facilities at the MCI Plant are shut down or production capacity is reduced  due  solely to a determination by MCI that a shutdown or slowdown of such facilities is in MCI's best economic interest, and the result of  such  occurrence(s) is that  during an aggregate period of seven (7) Months  within  any period  of  twelve (12) consecutive Months, MCI fails to purchase the lesser of (i) 50% of TNI's then-current maximum annual supply

     obligation  for   Urea   Melt   or   (ii) 50%  of  MCI's  average

     requirements  for Urea Melt during the  preceding  Contract  Year

     (determined by  multiplying  (a) MCI's average daily requirements during such Contract Year on days when the MCI Plant was not shut down  or  curtailed  due  to a determination  by  MCI  that  such shutdown or curtailment was  in its best economic interest by (b)

     365), TNI shall have the right  to  terminate  this  Agreement on thirty (30) days' written notice to MCI.  Furthermore, if the M-I

     Facility  is  shut  down  or  production capacity is reduced  due solely to a force majeure event  and, for a period of twelve (12)

     consecutive months, MCI fails to deliver  to  TNI the quantity of

     Carbamate  required  to  be  delivered  pursuant to  Section  3.c hereof, then MCI must reasonably demonstrate  to  TNI, upon TNI's written  request, that MCI has undertaken, and will  continue  to undertake,  all  reasonable,  good  faith efforts to eliminate or rectify the force majeure situation;  and  that in any event such situation can be eliminated or rectified within  four  (4)  years after  the date it arose.  If MCI fails to provide the reasonable assurances  required  above  within  thirty (30) days after TNI's written request therefor or, notwithstanding such assurances, MCI fails to eliminate or rectify the force  majeure situation within four (4) years after the date it arose, then  TNI  shall have the right  to  terminate  this Agreement on thirty (30) days  written notice  to  MCI.  During  periods  when  MCI  is  not  delivering sufficient quantities  of  Carbamate due to a shutdown of the M-I

     Facility,  TNI shall be entitled  to  purchase  and  receive  its requirements of Carbamate from third parties.



16.  Cooperation Regarding Planned Shutdowns and Slowdowns.  TNI shall provide to MCI  at  least sixty (60) days' notice of any shutdown or slowdown of the TNI  production  facilities  planned more than sixty  (60)  days  in  advance,  which  notice  shall include  an estimate  or  statement  of  the  duration  of  such shutdown  or slowdown.  MCI shall be entitled to rely on such  notice  for the purpose of making any arrangements with alternate supplier(s)  of

     Anhydrous Ammonia or Urea Melt, as applicable.  MCI shall provide to  TNI  at  least  sixty  (60)  days'  notice of any shutdown or slowdown of the MCI Plant planned more than  sixty  (60)  days in advance,  which notice shall include an estimate or statement  of the duration of such shutdown or slowdown.  TNI shall be entitled to rely on such notice for the purpose of making any arrangements with alternate  supplier(s)  of Carbamate.  The parties will work together to coordinate shutdowns  and  slowdowns  to  prevent any adverse  impact  that  may  be  caused  by a planned shutdown  or slowdown of the TNI production facilities or the MCI Plant.



17.  Force  Majeure.  It is understood that under  certain  provisions hereof,  TNI  may  be  relieved  of its responsibility to deliver

     Anhydrous Ammonia and Urea Melt and  accept  Carbamate hereunder,

     and  MCI  may  be  relieved  of  its responsibility  to  purchase

     Anhydrous Ammonia and Urea Melt and  deliver Carbamate hereunder.

     In addition thereto, if the delivery by  TNI  of  product  or the acceptance  by  TNI  of  Carbamate  in  the quantities and of the quality provided for hereunder or if the  ability  of MCI to take product  in such quantities and of such quality hereunder  or  to deliver Carbamate as required hereunder or the performance of any

     other  obligation   of   either  party  hereto,  other  than  the

     obligation to pay money, is  prevented,  restricted or interfered with by reason of fire, explosion, breakdown of plant, failure of machinery, strike, lockout, labor dispute,  casualty or accident,

     lack  or failure of usual transportation facilities,  failure  or shutdown of the plant, epidemics, cyclone, flood, lack or failure of sources  of supply of labor, raw materials, power or supplies;

     or war, revolution,  civil  commotion,  acts  of  public enemies,

     blockade or embargo or any law, order, proclamation,  regulation,

     ordinance,  demand  or  requirement  of  any  government  or  any subdivision,  authority or representative of any such government;

     or any other acts,  whatsoever,  whether similar or dissimilar to those above enumerated, beyond the  reasonable control of a party hereto, the party so affected, upon giving  prompt  notice to the other party, shall be excused from such performance to the extent of  such prevention, restriction or interference, and  quantities so affected  may  be  eliminated  from this Agreement without any liability, provided that subject to  the other provisions hereof,

     the party so affected shall use its reasonable  efforts  to avoid or  remove  such  causes  of  nonperformance  and  shall continue performance  hereunder  with  the  utmost dispatch whenever  such causes are removed and, provided further,  that  if the output of

     TNI's production facilities for a particular product  is reduced,

     as opposed to halted, due to a force majeure event that was in no way caused by MCI, TNI shall be obligated to supply such  product to  MCI  on  a  pro rata basis (e.g., if TNI's production of Urea

     Melt is reduced by  30%,  TNI  will  reduce the amount of product available to MCI by no more than 30%),  so long as TNI's pro rata supply of such products to MCI would not  create  or increase any technical or operational hardships or costs to TNI.



18.  Resale.  MCI represents that the Anhydrous Ammonia  and Urea Melt purchased hereunder are for MCI's own consumption in  the  United

     States for the production of melamine or urea/melamine compounds;

     and  if  any  portion  thereof is sold or offered for sale by MCI

     (except  the Carbamate as  provided  herein),  either  within  or outside of  the  United  States,  TNI  shall  have  the  right to terminate  this  Agreement unless MCI shall discontinue any  such sale immediately after receipt of written notice from TNI.



19.  Entire  Agreement.    This   Agreement   constitutes  the  entire

     agreement  between  the  parties  and/or  their  affiliates  with respect  to  the  sale  and  purchase  of the products  specified herein, and no statements or agreements,  oral  or  written, made prior  to  or at the signing hereof, or varying or modifying  the written terms  hereof,  and no amendment, modification or release from any provision hereof  shall  be  valid  and  binding  unless reduced  to  writing and signed by both parties to this Agreement

     and  shall  specifically   state   that   it   is  an  amendment,

     modification or release respecting this Agreement.



20.  Assignments.  This Agreement or any part hereof  may  be assigned by MCI or TNI to any bank or banks or other financial institution as security for the assignor or pledgor, in which case  the  non-

     assigning  party  shall  recognize  such  transfer or assignment.

     Upon  request  of either party's lender, the  other  party  shall deliver to such  lender  a written statement regarding the status of this Agreement (stating  whether  this  Agreement  is  in full force  and  effect,  whether  this  Agreement  has  been amended,

     modified, supplemented or restated, and whether either  party  is in default hereunder).  Either party to this Agreement may assign it  in  whole  or  in  part  with the other party's prior written consent and, in the case of any such permitted assignment by TNI,

     Guarantor  shall  be  released from  the  guaranty  contained  in

     Section 24 hereof as of  the  date  of  such  assignment.  Either party to this Agreement may assign this Agreement  in whole or in part  without  the other party's prior written consent,  if  said assignment is to  an  Affiliate  or to a company growing out of a consolidation or merger or acquisition  of  the  assigning party;

     provided, however, that in the event of such assignment,  MCI  or

     Guarantor, as the case may be (or its successor by merger), shall

     guarantee   or   reconfirm,  as  the  case  may  be,  all  future

     performance by the  assignee  (or successor by merger) under this

     Agreement.



21.  Notices.  All notices and other communications hereunder shall be validly given or made if in writing,  when  delivered  personally

     (by  courier  service or otherwise), when delivered by facsimile,

     or when actually  received  when  mailed by first-class certified

     United States mail, postage prepaid and return receipt requested,

     and all legal process with regard hereto  shall be validly served when served in accordance with applicable law,  in  each  case to the  address  of  the  party  to  receive  such  notice  or other communication set forth below, or at such other address as either party  hereto  may  from  time  to  time  advise  the other party pursuant to this Section:



          If to TNI:     Triad Nitrogen, Inc.
                         P.O. Box 1851
                         Owen Cooper Administration Building
                         Highway 49 East
                         Yazoo City, MS  39194
                         Attention: Rosalyn B. Glascoe
                                   Secretary
                         Telephone:  (601) 746-6302
                         Facsimile: (601) 751-2231

          With a copy to: Mississippi Chemical Corporation
                         P.O. Box 388
                         Owen Cooper Administration Building
                         Highway 49 East
                         Yazoo City, MS  39194
                         Attention: Secretary
                         Telephone: (601) 746-6302
                         Facsimile: (601) 751-2231

          If to MCI:     Melamine Chemicals, Inc.
                         P.O. Box 748
                         39041 Highway 18
                         Donaldsonville, LA  70346
                         Attention:  President  and  Chief   Executive
Officer
                         Telephone: (504) 473-3121
                         Facsimile: (504) 473-0550


22.  Governing  Law.   This  Agreement  shall  be  construed  and  the

     respective   rights  of  TNI  and  MCI  shall  be  determined  in

     accordance with the laws of the State of Louisiana.



23.  Headings and Exhibits.   Section  and  paragraph headings are for

     convenience   of   the   parties  and  shall  not   control   the

     interpretation  of  this Agreement.   All  exhibits  referred  to

     herein  shall be attached hereto and, whether or not so attached,

     are hereby incorporated by reference herein.



24.  Guaranty.  The undersigned  Guarantor hereby intervenes into this

     Agreement and unconditionally  guarantees  the  full and faithful

     performance   by   TNI   of   all   of   the  terms,  provisions,

     representations, warranties and obligations  of  TNI  pursuant to this  Agreement, including without limitation the indemnification and remedial provisions of this Agreement.  The Guarantor further agrees  that  MCI may, without notice to or further assent of the

     Guarantor, and  without  in  any  way  releasing or impairing the

     obligations  of the Guarantor hereunder:   (i)  waive  compliance

     with, or any default  under, this Agreement; (ii) modify or amend any provisions of this  Agreement with the written consent of TNI

     only;  (iii)  grant  extensions   or   renewals  of  any  of  the

     obligations of TNI; and (iv) in all respects  deal with TNI as if

     this  guaranty  were  not  in  effect.   The obligations  of  the

     Guarantor   under   this   guaranty   shall   remain   in   force

     notwithstanding  any  event  that would, in the absence  of  this clause, result in the release or discharge by operation of law of the Guarantor from the performance  of its obligations hereunder.

     The liability of the Guarantor under  this  guaranty to MCI shall be  a  guaranty  of  performance  and of payment,  not  merely  a guaranty of collection, and the liability  of the Guarantor under this guaranty shall not be contingent upon the exercise by MCI of

     any  right  it  may  have  in  respect  of  TNI.   This  guaranty

     obligation is not intended to and shall not release or extinguish any  obligations  of TNI to MCI.  The provisions of this  Section are not intended to  create  and  shall  not create or impose any obligations  on the Guarantor in favor of any  third  party,  the provisions of this Section being only for the benefit of MCI.



25.  Counterparts.    This  Agreement  may  be  executed  in  as  many

     counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which,

     when so executed,  shall  be  deemed  an  original  but  all such counterparts shall constitute but one and the same instrument.



IN WITNESS WHEREOF, the parties hereby have executed this Agreement in duplicate originals on the day and year first above written.



MELAMINE CHEMICALS, INC.                TRIAD NITROGEN, INC.


By:  /s/  Martin F. Lapari              By:  /s/  Charles O. Dunn
     ---------------------              -------------------------
Name:  Martin F. Lapari                 Name: Charles O. Dunn
Title:  Vice President                  Title: President
        Manufacturing and Engineering


MISSISSIPPI CHEMICAL CORPORATION, as Guarantor


By:  /s/ Charles O. Dunn
Name: Charles O. Dunn
Title: President and Chief Executive Officer




                                                Execution Counterpart

                          ACKNOWLEDGMENT

STATE OF MISSISSIPPI
COUNTY OF YAZOO

          Before me, the undersigned authority, personally came and appeared Charles O. Dunn, the President of Triad Nitrogen, Inc., to me known to be the person mentioned in and who signed the foregoing instrument, and who, being duly sworn, did acknowledge and declare in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument for and on behalf of said corporation, being duly authorized so to act, for the purposes mentioned therein.

          IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office on this the 9th day of October, 1997, at Yazoo City, Mississippi.


WITNESSES:                              TRIAD NITROGEN, INC.




/s/  Witness                            By: /s/  Charles O. Dunn
------------                                --------------------
                                        Name: Charles O. Dunn
/s/  Witness                            Title: President
------------


                         /s/  Lynn Montgomery
                         --------------------
                            Notary Public


               My Commission Expires:  January 15, 1999




                                                Execution Counterpart

                          ACKNOWLEDGMENT

STATE OF MISSISSIPPI
COUNTY OF YAZOO

          Before me, the undersigned authority, personally came and appeared Charles O. Dunn, the President and Chief Executive Officer of Mississippi Chemical Corporation, to me known to be the person mentioned in and who signed the foregoing instrument, and who, being duly sworn, did acknowledge and declare in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument for and on behalf of said corporation, being duly authorized so to act, for the purposes mentioned therein.

          IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office on this the 9th day of October, 1997, at Yazoo City, Mississippi.


WITNESSES:                    MISSISSIPPI CHEMICAL CORPORATION



/s/  Witness                            By: /s/  Charles O. Dunn
------------                                --------------------
                                        Name: Charles O. Dunn
/s/  Witness                            Title: President and
------------                                   Chief Financial Officer



                         /s/  Lynn Montgomery
                         --------------------
                            Notary Public


               My Commission Expires:  January 15, 1999




                                                Execution Counterpart

                          ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF ASCENSION

          Before me, the undersigned authority, personally came and appeared Martin F. Lapari, the Vice President - Manufacturing and Engineering of Melamine Chemicals, Inc., to me known to be the person mentioned in and who signed the foregoing instrument, and who, being duly sworn, did acknowledge and declare in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument for and on behalf of said corporation, being duly authorized so to act, for the purposes mentioned therein.

          IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office on this the 9th day of October, 1997, at Donaldsonville, Louisiana.


WITNESSES:                    MELAMINE CHEMICALS, INC.




/s/ Witness                   By:  /s/  Martin F. Lapari
-----------                        ---------------------
                              Name:  Martin F. Lapari
                              Title:  Vice President
                                      Manufacturing and Engineering
/s/  Witness
------------


                       /s/  Monica B. Crews
                       --------------------
                            Notary Public



                  My Commission Expires:  At death